SALE AND PURCHASE AGREEMENT

                          BY AND AMONG

                INTERSTATE BAKERIES CORPORATION,

                  INTERSTATE BRANDS CORPORATION

                               AND

                     RALSTON PURINA COMPANY,

                       VCS HOLDING COMPANY

                               AND

                   CONTINENTAL BAKING COMPANY



                         APRIL 12, 1995
                        TABLE OF CONTENTS
                        -----------------


                                                             PAGE
                                                             ----



ARTICLE I  -  DEFINITIONS.....................................  2
     1.1   ADJUSTED BALANCE SHEET ............................  2
     1.2   AFFILIATED GROUP ..................................  2
     1.3   BUSINESS DAY ......................................  2
     1.4   CASH PURCHASE PRICE ...............................  2
     1.5   CBC EMPLOYEE ......................................  2
     1.6   CBC FINANCIAL STATEMENTS ..........................  2
     1.7   CBC HEALTH PLANS ..................................  3
     1.8   CBC PARTICIPANT ...................................  3
     1.9   CBC STOCK .........................................  3
     1.10  CBG GROUP FINANCIAL STATEMENTS ....................  3
     1.11  CBG GROUP .........................................  4
     1.12  CLOSING ...........................................  4
     1.13  CODE ..............................................  4
     1.14  CONFIDENTIALITY AGREEMENT .........................  4
     1.15  CORPORATE OFFICERS ................................  4
     1.16  EMPLOYEE BENEFIT PLAN .............................  4
     1.17  ENVIRONMENTAL CLAIMS ..............................  5
     1.18  ENVIRONMENTAL LAW .................................  5
     1.19  ENVIRONMENTAL PERMIT ..............................  5
     1.20  ERISA .............................................  5
     1.21  ERISA AFFILIATE ...................................  6
     1.22  ESOP STOCK ........................................  6
     1.23  EXCHANGE ACT OF 1934 ..............................  6
     1.24  FOOD, DRUG AND COSMETICS ACT ......................  6
     1.25  GAAP ..............................................  6
     1.26  HART-SCOTT-RODINO .................................  6
     1.27  HAZARDOUS SUBSTANCES ..............................  6
     1.28  IBC FINANCIAL STATEMENTS ..........................  7
     1.29  IBC MARKET PRICE ..................................  7
     1.30  IBC STOCK .........................................  7
     1.31  INCOME TAX ........................................  7
     1.32  IRS ...............................................  8
     1.33  KNOWLEDGE .........................................  8
     1.34  LEASE AGREEMENTS ..................................  8
     1.35  LOSS ..............................................  8
     1.36  MATERIAL ADVERSE CHANGE ...........................  9
     1.37  MULTIEMPLOYER PLAN ................................  9
     1.38  NON-COMPETE AGREEMENT .............................  9
     1.39  NON-PRODUCTIVE ASSETS .............................  9
     1.40  NOTICE OF CLAIM ................................... 10
     1.41  PBGC .............................................. 10
     1.42  PERMITTED ENCUMBRANCES ............................ 10
     1.43  PURINA RETIREMENT PLANS ........................... 10
     1.44  RALSTON ESP ....................................... 10
     1.45  RALSTON SIP ....................................... 11
     1.46  RELEASE ........................................... 11
     1.47  RETAINED OBLIGATIONS .............................. 11
     1.48  SAFE HARBOR LEASE AGREEMENT ....................... 11
     1.49  SAVINGS PLANS ..................................... 11
     1.50  SEC ............................................... 11
     1.51  SECURITIES ACT OF 1933 ............................ 11
     1.52  SHAREHOLDER AGREEMENT ............................. 12
     1.53  TAX RETURN ........................................ 12
     1.54  TAX SHARING AGREEMENT ............................. 12
     1.55  TAX ............................................... 12


                             - ii -
     1.56  TRANSITION SERVICES AGREEMENT ..................... 12
     1.57  WARN .............................................. 12
     1.58  WORKERS' COMPENSATION CLAIMS ...................... 13

ARTICLE II  -  SALE AND PURCHASE OF CBC STOCK................. 13
     2.1   SALE AND PURCHASE OF CBC STOCK .................... 13
     2.2   CASH PURCHASE PRICE ............................... 13
     2.3   IBC STOCK PORTION OF PURCHASE PRICE ............... 13

ARTICLE III  3/4  SELLERS' REPRESENTATIONS AND WARRANTIES..... 14
     3.1   CBC STOCK ......................................... 14
     3.2   OWNERSHIP OF CBC STOCK ............................ 14
     3.3   RIGHTS TO ACQUIRE CBC STOCK ....................... 14
     3.4   TRANSFER OF THE CBC STOCK ......................... 15
     3.5   CORPORATE STANDING OF RALSTON ..................... 15
     3.6   CORPORATE STANDING OF VCS ......................... 15
     3.7   AUTHORITY OF SELLERS .............................. 16
     3.8   CORPORATE STANDING OF CBC ......................... 17
     3.9   AUTHORITY OF CBC .................................. 17
     3.10  QUALIFICATIONS TO DO BUSINESS ..................... 18
     3.11  INTERESTS IN OTHER BUSINESSES ..................... 18
     3.12  CORPORATE AND STOCK TRANSFER RECORDS .............. 18
     3.13  EMPLOYEE LOANS AND OTHER EMPLOYEE INTERESTS IN CBC  19
     3.14  FINANCIAL STATEMENTS .............................. 19
     3.15  CONDUCT OF BUSINESS ............................... 19
     3.16  DIVIDENDS ......................................... 22
     3.17  LIABILITIES ....................................... 22
     3.18  INVENTORIES ....................................... 23
     3.19  ACCOUNTS RECEIVABLE ............................... 23


                             - iii -
     3.20  SAFE HARBOR LEASE AGREEMENTS ...................... 23
     3.21  INDUSTRIAL REVENUE AND DEVELOPMENT BONDS AND PRIVATE ACTIVITY
           BONDS ............................................. 23
     3.22  TITLE TO PROPERTY ................................. 24
     3.23  REAL PROPERTY ..................................... 24
     3.24  CONDEMNATION PROCEEDINGS .......................... 28
     3.25  PERSONAL PROPERTY ................................. 28
     3.26  VEHICLE FLEET ..................................... 29
     3.27  LITIGATION AND CLAIMS ............................. 30
     3.28  INVESTIGATIONS .................................... 30
     3.29  COMPLIANCE WITH LAWS .............................. 30
     3.30  ORDERS AND CONSENT DECREES ........................ 31
     3.31  LABOR AGREEMENTS .................................. 31
     3.32  EMPLOYEES ......................................... 32
     3.33  CONTRACTS ......................................... 32
     3.34  VALIDITY OF MATERIAL CONTRACTS .................... 34
     3.35  TRADEMARKS AND COPYRIGHTS ......................... 35
     3.36  PATENTS ........................................... 36
     3.37  POWERS OF ATTORNEY ................................ 37
     3.38  TAXES ............................................. 37
     3.39  EMPLOYEE BENEFIT PLANS ............................ 40
     3.40  PURINA RETIREMENT PLANS ........................... 43
     3.41  MULTIEMPLOYER PLANS ............................... 43
     3.42  FOOD PRODUCTS ..................................... 44
     3.43  ENVIRONMENTAL MATTERS ............................. 45
     3.44  LIABILITY AND CASUALTY INSURANCE .................. 46
     3.45  INDEPENDENT DISTRIBUTORSHIPS ...................... 46
     3.46  CONSENTS OR APPROVALS ............................. 46
     3.47  TRANSACTION FEES .................................. 47


                             - iv -
     3.48  BANK ACCOUNTS ..................................... 47
     3.49  COMPUTER PROGRAMS, DATABASES AND SOFTWARE ......... 47
     3.50  INTER-COMPANY TRADE RECEIVABLES AND PAYABLES ...... 48

ARTICLE IV  3/4  BUYERS' REPRESENTATIONS AND WARRANTIES....... 48
     4.1   CORPORATE STANDING OF INTERSTATE .................. 48
     4.2   CORPORATE STANDING OF BRANDS ...................... 49
     4.3   AUTHORITY OF BUYERS ............................... 50
     4.4   CONSENTS OR APPROVALS ............................. 50
     4.5   LITIGATION ........................................ 50
     4.6   TRANSACTION FEES .................................. 51
     4.7   CBC STOCK ACQUIRED FOR BUYERS' ACCOUNT ............ 51
     4.8   IBC STOCK OUTSTANDING ............................. 51
     4.9   IBC STOCK TO BE ISSUED ............................ 51
     4.10  IBC FINANCIAL STATEMENTS .......................... 52
     4.11  SEC FILINGS; COMPLIANCE WITH LAWS ................. 52
     4.12  CONDUCT OF BUSINESS ............................... 52

ARTICLE V  3/4  COVENANTS PENDING CLOSING..................... 52
     5.1   CBC OPERATIONS .................................... 52
     5.2   INTERSTATE OPERATIONS ............................. 57
     5.3   DUE DILIGENCE REVIEW .............................. 58
     5.4   INSURANCE ......................................... 59
     5.5   PUBLIC ANNOUNCEMENTS .............................. 59
     5.6   HART-SCOTT-RODINO FILING .......................... 60
     5.7   OTHER TRANSACTIONS ................................ 60
     5.8   DELIVERY OF ADDITIONAL FINANCIAL STATEMENTS ....... 61
     5.9   SUPPLEMENTAL DISCLOSURE ........................... 62
     5.10  REGISTRATION STATEMENT ............................ 62


                              - v -
     5.11  PROXY STATEMENT ................................... 63
     5.12  PROXY AND REGISTRATION STATEMENT INFORMATION ...... 63
     5.13  EXCHANGE LISTING .................................. 64
     5.14  REAL PROPERTY TRANSFER LAWS ....................... 64
     5.15  COOPERATION ....................................... 64

ARTICLE VI  3/4  CONDITIONS TO CLOSING........................ 64
     6.1   CONDITIONS OF BUYERS .............................. 64
     6.2   CONDITIONS OF SELLERS ............................. 65
     6.3   HART-SCOTT-RODINO ................................. 66
     6.4   NO LITIGATION ..................................... 66

ARTICLE VII  3/4  THE CLOSING................................. 67
     7.1   PLACE OF CLOSING .................................. 67
     7.2   DATE OF CLOSING ................................... 67
     7.3   EFFECTIVE TIME OF CLOSING ......................... 67
     7.4   DELIVERY OF CLOSING DOCUMENTS ..................... 67

ARTICLE VIII  3/4  CLOSING TRANSACTIONS....................... 68
     8.1   TRANSFER OF CBC STOCK ............................. 68
     8.2   PAYMENT OF CASH PURCHASE PRICE .................... 69
     8.3   DELIVERY OF IBC STOCK ............................. 69
     8.4   RECEIPT ........................................... 69
     8.5   OPINION OF COUNSEL OF SELLERS ..................... 69
     8.6   OPINION OF COUNSEL OF BUYERS ...................... 72
     8.7   GOOD STANDING CERTIFICATES ........................ 75
     8.8   CORPORATE RESOLUTIONS OF SELLERS .................. 76
     8.9   CORPORATE RESOLUTIONS OF BUYERS ................... 76
     8.10  CERTIFICATE OF INCORPORATION AND BY-LAWS OF CBC ... 76


                             - vi -
     8.11  SOFTWARE ASSIGNMENTS .............................. 77
     8.12  CERTIFICATE OF SELLERS ............................ 77
     8.13  CERTIFICATE OF BUYERS ............................. 77
     8.14  LEASE AGREEMENTS .................................. 77
     8.15  TRANSITION SERVICES AGREEMENT ..................... 78
     8.16  SHAREHOLDER AGREEMENT ............................. 78
     8.17  NON-COMPETITION AGREEMENT ......................... 78
     8.18  TAX SHARING AGREEMENT ............................. 78
     8.19  RESIGNATIONS OF CBC CORPORATE OFFICERS ............ 78
     8.20  CONSENTS .......................................... 78
     8.21  TRANSFER OF NON-PRODUCTIVE ASSETS ................. 79
     8.22  UCC SEARCH RESULTS ................................ 79
     8.23  ANCILLARY DOCUMENTS ............................... 79

ARTICLE IX  3/4  ADDITIONAL COVENANTS......................... 79
     9.1   COMMISSIONS AND FEES .............................. 79
     9.2   COSTS AND EXPENSES ................................ 80
     9.3   WARN NOTICE ....................................... 80
     9.4   WORKERS' COMPENSATION CLAIMS ...................... 80
     9.5   RALSTON IDENTIFICATION ............................ 81
     9.6   BANK ACCOUNTS ..................................... 81
     9.7   INTER-COMPANY SERVICES AND LOANS .................. 83
     9.8   INTER-COMPANY TRADE RECEIVABLES AND PAYABLES ...... 84
     9.9   BUSINESS RELATIONSHIPS ............................ 84
     9.10  INSURANCE PROCEEDS ................................ 84
     9.11  FURTHER ACTION .................................... 85
     9.12  SAFE HARBOR LEASE AGREEMENTS ...................... 86
     9.13  GUARANTEES OF RALSTON ............................. 87
     9.14  SURETY BONDS ...................................... 87


                             - vii -
     9.15  RECORDS ........................................... 88
     9.16  EMPLOYEE BENEFIT PLAN MATTERS ..................... 89
     9.17  CONFIDENTIALITY AGREEMENT ......................... 98
     9.18  TAX ELECTION ...................................... 98
     9.19  RESALE OF CBC STOCK ............................... 98
     9.20  INTERSTATE GUARANTEE .............................. 99
     9.21  RALSTON GUARANTEE ................................. 99

ARTICLE X  3/4  INDEMNIFICATION............................... 99
     10.1  INDEMNIFICATION OF BUYERS ......................... 99
     10.2  OBLIGATION OF SELLERS TO PAY FOR A LOSS ...........100
     10.3  INDEMNIFICATION OF SELLERS ........................101
     10.4  OBLIGATION OF BUYERS TO PAY FOR A LOSS ............101
     10.5  INDEMNIFICATION PROCEDURE .........................102
     10.6  THIRD PARTY CLAIMS ................................102
     10.7  SURVIVAL OF REPRESENTATIONS AND WARRANTIES ........103
     10.8  SURVIVAL OF INDEMNITIES ...........................104

ARTICLE XI  3/4  TERMINATION..................................104
     11.1  MUTUAL CONSENT ....................................104
     11.2  OBLIGATION TO CLOSE ...............................104
     11.3  FINAL CLOSING DATE ................................104
     11.4  OBLIGATIONS AFTER TERMINATION .....................104

ARTICLE XII  3/4  MISCELLANEOUS PROVISIONS....................105
     12.1  ENTIRE AGREEMENT ..................................105
     12.2  EFFECT OF SUPPLEMENTAL INFORMATION ................105
     12.3  CHOICE OF LAW .....................................106
     12.4  VENUE .............................................106


                            - viii -
     12.5  NOTICES ...........................................107
     12.6  EFFECTIVE DATE OF NOTICE ..........................108
     12.7  AMENDMENTS ........................................108
     12.8  GENDER AND NUMBER .................................108
     12.9  ASSIGNMENTS .......................................108
     12.10 HEADINGS AND CAPTIONS .............................108
     12.11 SCHEDULES AND EXHIBITS ............................109
     12.12 SEVERABILITY ......................................109
     12.13 COUNTERPARTS ......................................109
     12.14 REMEDIES CUMULATIVE ...............................109
     12.15 THIRD PARTY BENEFICIARIES .........................110
     12.16 BINDING AGREEMENT .................................110



















                             - ix -



                   SALE AND PURCHASE AGREEMENT
                   ---------------------------



           THIS SALE AND PURCHASE AGREEMENT (this "Agreement") is made and entered into this 12th day of April, 1995, by and among Interstate Bakeries Corporation, a Delaware corporation ("INTERSTATE"); Interstate Brands Corporation, a Delaware corporation ("BRANDS") (INTERSTATE and BRANDS are hereinafter collectively referred to as "BUYERS"); Ralston Purina Company, a Missouri corporation ("RALSTON"); VCS Holding Company, a Delaware corporation ("VCS") (RALSTON and VCS are hereinafter collectively referred to as the "SELLERS"); and Continental Baking Company, a Delaware corporation ("CBC").

           WHEREAS, RALSTON is the owner of all the issued and outstanding capital stock of VCS, and VCS is the owner of all the issued and outstanding capital stock of CBC; and

           WHEREAS, SELLERS desire to sell all of the capital stock of CBC in accordance with the terms and subject to the conditions of this Agreement; and

           WHEREAS, BUYERS desire to purchase all of the capital stock of CBC in accordance with the terms and subject to the conditions of this Agreement.

           NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and subject to the terms and conditions of this Agreement, SELLERS, BUYERS and CBC agree as follows:

                            ARTICLE I - DEFINITIONS

     1.1  Adjusted Balance Sheet:  The "Adjusted Balance Sheet" shall mean the
          ----------------------

CBC balance sheet as of September 24, 1994, as set forth on Schedule 1.1.

     1.2  AFFILIATED GROUP:  The "Affiliated Group" shall mean an "affiliated
          ----------------

group" as such term is used in Section 1504 of the Code, having RALSTON as the common parent.

     1.3  BUSINESS DAY:  A "Business Day" shall mean any day other than a
          ------------

Saturday, Sunday or legal holiday for commercial banks in Kansas City, Missouri.

     1.4  CASH PURCHASE PRICE:  The "Cash Purchase Price" shall mean the cash
          -------------------

portion of the consideration paid by BRANDS pursuant to Section 2.2 for the purchase of that portion of the CBC Stock calculated in accordance with Section 8.1(a).

     1.5  CBC EMPLOYEE:  A "CBC Employee" shall mean an individual who (a) is
          ------------

employed by CBC on the date of Closing, or (b) was employed by CBC immediately prior to his or her retirement or other termination of employment prior to the date of Closing, or (c) is, as of Closing, on any approved leave of absence from employment with CBC, including, but not limited to, leave due to disability.

     1.6  CBC FINANCIAL STATEMENTS:  The "CBC Financial Statements" shall mean
          ------------------------

the balance sheets of CBC as of September 24, 1994 and September 25, 1993, and the related statements of earnings and cash flow for the fifty-two (52) week periods ended September 24, 1994, September 25, 1993 and September 26, 1992, as audited by Price Waterhouse LLP, and any unaudited quarterly financial statements of CBC since the date of the latest audited financial statements.

     1.7  CBC HEALTH PLANS:  The "CBC Health Plans" shall mean the CBC
          ----------------

Bargaining Unit Employees Group Benefits Plan, the CBC/Akron Production Employees Group Benefits Plan, the CBC/Buffalo Production Employees Group Benefits Plan, the Continental Baking Company Health Plan for Non-Union Employees, the Continental Baking Company Prescription Drug Plan and the Cigna Health Plan.

     1.8  CBC PARTICIPANT:  A "CBC Participant" shall mean any CBC Employee, or
          ---------------

a dependent, beneficiary or alternate payee of a CBC Employee who, on the date of Closing, was participating in, or was otherwise entitled to benefits from, an Employee Benefit Plan maintained for CBC Employees by CBC or RALSTON.

     1.9  CBC STOCK:  The "CBC Stock" shall mean the $100 par value common stock
          ---------

of CBC.

     1.10 CBG GROUP FINANCIAL STATEMENTS:  The "CBG Group Financial Statements"
          ------------------------------

shall mean the balance sheets of the CBG Group as of September 24, 1994 and September 25, 1993, and the related statements of earnings and cash flow for the fifty-two (52) week periods ended September 24, 1994, September 25, 1993 and September 26, 1992, as audited by Price Waterhouse LLP, and any quarterly unaudited financial statements of CBG Group since the date of the latest audited financial statements.

     1.11 CBG GROUP:  The "CBG Group" shall mean the businesses of CBC as
          ---------

defined in the Restated Articles of Incorporation of RALSTON.
     1.12 CLOSING:  The "Closing" shall mean the consummation of the
          -------

transactions contemplated by this Agreement.

     1.13 CODE:  The "Code" shall mean the Internal Revenue Code of 1986, as
          ----

amended, and all regulations promulgated thereunder.

     1.14 CONFIDENTIALITY AGREEMENT:  The "Confidentiality Agreement" shall mean
          -------------------------

the letter agreement between RALSTON and INTERSTATE and dated as of July 11, 1994, a copy of which is attached hereto as Exhibit A.

     1.15 CORPORATE OFFICERS:  The "Corporate Officers" of CBC are those
          ------------------

individuals who are identified as such on Schedule 1.15.

     1.16 EMPLOYEE BENEFIT PLAN:  An "Employee Benefit Plan" shall mean all
          ---------------------

employee benefit plans, programs and practices of an employer which provide pension, profit-sharing, savings, bonus, deferred or incentive compensation, stock bonus, medical, hospitalization, life, disability, vacation, severance, stock award or other benefits, including, but not limited to, all employee benefit plans as such term is defined in Section 3(3) of ERISA, but excluding all pension and welfare plans which are Multiemployer Plans or are otherwise maintained pursuant to a collective bargaining agreement and to which more than one employer contributes.

     1.17 ENVIRONMENTAL CLAIMS:  "Environmental Claims" shall mean any and all
          --------------------

administrative, regulatory or judicial actions, suits, demands, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law or Environmental Permit including, without limitation, (a) any demands or claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, or remedial action, (b) any demands or claims for damages pursuant to any applicable Environmental Law, and (c) any demands or claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from any Hazardous Substance, or arising from alleged injury to the environment.

     1.18 ENVIRONMENTAL LAW:  "Environmental Law" shall mean any federal, state
          -----------------

or local statute, law, regulation, or ordinance relating to the environment including, without limitation, the following acts, as amended, and all state or local equivalents thereof: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Emergency Planning and Community Right-to-Know Act; the Resource Conservation and Recovery Act; the Federal Water Pollution Control Act; the Clean Air Act; the Safe Drinking Water Act; the Toxic Substances Control Act; the Oil Pollution Act of 1990; and the Hazardous Materials Transportation Act.

     1.19 ENVIRONMENTAL PERMIT:  An "Environmental Permit" shall mean a permit,
          --------------------

identification number, license or other written authorization required under any applicable Environmental Law.

     1.20 ERISA:  "ERISA" shall mean the Employee Retirement Income Security Act
          -----

of 1974, as amended, and all regulations promulgated thereunder.

     1.21 ERISA AFFILIATE:  An "ERISA Affiliate" shall mean (a) any entity which
          ---------------

is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with CBC (as such terms are defined in Section 414(b) and (c) of the Code), or (b) any entity which is (or at any relevant time was) a member of an "affiliated service group" (as such term is defined in Section 414(m) of the Code) which includes CBC.

     1.22 ESOP STOCK:  The "ESOP Stock" shall mean the Ralston Purina Company
          ----------

Series A ESOP Convertible Preferred Stock held by the trustee of the RALSTON
SIP.

     1.23 EXCHANGE ACT OF 1934:  The "Exchange Act of 1934" shall mean the
          --------------------

Securities Exchange Act of 1934, as amended, and all regulations promulgated thereunder.

     1.24 FOOD, DRUG AND COSMETICS ACT:  The "Food, Drug and Cosmetics Act"
          ----------------------------

shall mean the Federal Food, Drug and Cosmetics Act, as amended, and all regulations promulgated thereunder, including the Food Additives Amendments of 1958, as amended.

     1.25 GAAP:  "GAAP" shall mean generally accepted accounting principles as
          ----

in effect on the date on which the document to which it refers relates.

     1.26 HART-SCOTT-RODINO:  "Hart-Scott-Rodino" shall mean the Hart-Scott-
          -----------------

Rodino Antitrust Improvements Act of 1976, as amended, and all regulations promulgated thereunder.

     1.27 HAZARDOUS SUBSTANCES:  "Hazardous Substances" shall mean:  (a) any
          --------------------

chemical, material or substance defined as, or included in the definition of, "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances or toxic pollutants," "contaminants," "toxic or hazardous chemicals" or "pesticides" in any applicable Environmental Law, (b) any petroleum or petroleum product, or, asbestos containing materials in a condition which would pose a danger to public health.

     1.28 IBC FINANCIAL STATEMENTS:  The "IBC Financial Statements" shall mean
          ------------------------

the INTERSTATE balance sheets as of May 28, 1994 and May 29, 1993, and the related statements of earnings and cash flow for the fifty-two (52) week periods ended May 28, 1994, May 29, 1993 and May 30, 1992, as audited by Deloitte & Touche, and any quarterly unaudited financial statements of INTERSTATE since the date of the latest audited financial statements.

     1.29 IBC MARKET PRICE:  The "IBC Market Price" shall mean the closing sales
          ----------------

price on the New York Stock Exchange of the IBC Stock on the fifth (5th) Business Day prior to the anticipated date of Closing.

     1.30 IBC STOCK:  The "IBC Stock" shall mean the $.01 par value common stock
          ---------

of INTERSTATE.

     1.31 INCOME TAX:  "Income Tax" or "Income Taxes" shall mean any tax or
          ----------

taxes imposed or based on income, including, but not limited to, any income, environmental, minimum or franchise tax based on income, alternative net worth tax, or single business tax, imposed by any foreign, federal, state, county or local government, or any subdivision or agency thereof, and any interest, penalty or expense relating to such taxes.

     1.32 IRS:  The "IRS" shall mean the Internal Revenue Service.
          ---


     1.33 KNOWLEDGE:  "Knowledge" shall mean (a) with respect to an individual,
          ---------

"knowledge" of a particular fact or other matter if: (i) such individual is aware of such fact or other matter; or (ii) such individual should have known of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter; and, (b) with respect to a person (other than an individual), "knowledge" of a particular fact or other matter if any individual who is serving as a director, officer, executive, executor or trustee of such person or in any similar capacity: (i) is aware of such fact or other matter; or (ii) should have known of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter. For purposes of this definition, with respect to the Knowledge of SELLERS or CBC, a "reasonably comprehensive investigation" shall mean an inquiry directed to Corporate Officers and division vice presidents of CBC and the plant manager and general manager of sales at each CBC bakery location and any other employee of SELLERS or CBC headquartered in St. Louis, Missouri who has primary responsibility for the substantive area in question.

     1.34 LEASE AGREEMENTS:  "Lease Agreements" shall have the meaning given it
          -----------------

in Section 8.14.

     1.35 LOSS:  A "Loss" shall mean any liability, loss, damage, assessment,
          ----

obligation, settlement payment, award, fine, penalty, judgment, cost or expense, including reasonable attorneys' fees, auditors' fees and experts' fees (but excluding punitive damages that may be imposed on or against the indemnified party because of its egregious conduct after Closing) suffered by a party hereto, including expenses related to investigating, defending and settling indemnifiable claims, but net of any insurance proceeds received by the injured party with respect to a Loss.

     1.36 MATERIAL ADVERSE CHANGE:  A "Material Adverse Change" shall mean any
          -----------------------

event, occurrence or change or effect that is materially adverse to the business, operations, results of operations or condition (financial or otherwise), assets, prospects or liabilities of CBC, taken as a whole, but shall not be deemed to include any changes in general economic, regulatory or political conditions, or changes that affect the baking industry generally.

     1.37 MULTIEMPLOYER PLAN:  A "Multiemployer Plan" shall mean any
          ------------------

"multiemployer plan" as defined in Section 3(37) of ERISA (a) which CBC or any ERISA Affiliate contributes to or is required to contribute to, or under which CBC or any ERISA Affiliate may incur any liability, and (b) which covers or has covered any CBC Employee since October 9, 1984 or any ERISA Affiliate employee.

     1.38 NON-COMPETE AGREEMENT:  "Non-Compete Agreement" shall have the meaning
          ---------------------

given it in Section 8.17.

     1.39 NON-PRODUCTIVE ASSETS:  "Non-productive Assets" are properties owned
          ---------------------

or leased by IBC and listed on Schedule 1.39, which are not presently being used in the business or operations of CBC and which are to be retained or assumed by SELLERS prior to Closing.

     1.40 NOTICE OF CLAIM:  A "Notice of Claim" shall mean a written notice
          ---------------

delivered by a party claiming a right of indemnification to a party that would be required to indemnify an injured party or hold such injured party harmless in accordance with the terms of this Agreement.

     1.41 PBGC:  The "PBGC" shall mean the Pension Benefit Guaranty Corporation.
          ----
     1.42 PERMITTED ENCUMBRANCES:  "Permitted Encumbrances" shall mean,
          ----------------------

collectively: (a) liens for Taxes, fees, levies, duties or other governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings; or (b) liens that arise by operation of law for work performed or materials supplied to any of the real properties owned by CBC after the date hereof; or (c) minor easements, rights-of-way, restrictions and covenants; none of which (a) through (c) above, individually or in the aggregate, would be material as to the particular site or asset in question.

     1.43 PURINA RETIREMENT PLANS:  The "Purina Retirement Plans" shall mean the
          -----------------------

Purina Retirement Plan for Sales, Administrative and Clerical Employees; the Purina Retirement Plan for Production Employees; the Employees Pension Plan of Continental Baking Company and its Subsidiaries; and any other "employee pension benefit plan" as defined in Section 3(a) of ERISA and which is subject to Title IV of ERISA (other than a Multiemployer Plan) under which CBC or any ERISA Affiliate may incur any liability.

     1.44 RALSTON ESP:  The "RALSTON ESP" shall mean the Ralston Purina Company
          -----------

Employee Savings Plan for Production Employees.

     1.45 RALSTON SIP:  The "RALSTON SIP" shall mean the Ralston Purina Company
          -----------

Savings Investment Plan.

     1.46 RELEASE:  A "Release" shall mean a "release" as defined in 42 U.S.C.
          -------

Section 9601(22).

     1.47 RETAINED OBLIGATIONS:  The "Retained Obligations" shall mean those
          --------------------

obligations and liabilities of SELLERS or CBC which, shall be retained, transferred to, or assumed by RALSTON, or its nominee, at Closing as set forth on Schedule 1.47, or arise pursuant to any other agreement to be executed by SELLERS pursuant to the terms hereof.

     1.48 SAFE HARBOR LEASE AGREEMENT:  A "Safe Harbor Lease Agreement" shall
          ---------------------------

mean a tax benefit transfer agreement entered into pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

     1.49 SAVINGS PLANS:  The "Savings Plans" shall mean the RALSTON ESP and the
          -------------

RALSTON SIP.

     1.50 SEC:  The "SEC" shall mean the Securities and Exchange Commission.
          ---


     1.51 SECURITIES ACT OF 1933:  The "Securities Act of 1933" shall mean the
          ----------------------

Securities Act of 1933, as amended, and all regulations promulgated thereunder.


     1.52 SHAREHOLDER AGREEMENT:  "Shareholder Agreement" shall have the meaning
          ---------------------

given it in Section 8.16.

     1.53 TAX RETURN:  A "Tax Return" shall mean a return, declaration, report,
          ----------

claim for refund or information return relating to Taxes (including, without limitation, any statement, information or documentation required to be provided to any taxing authority with respect to property Taxes), including any schedule or attachment thereto, and including any amendment thereof.

     1.54 TAX SHARING AGREEMENT:  "Tax Sharing Agreement" shall have the meaning
          ---------------------

given it in Section 8.18.

     1.55 TAX:  "Tax" or "Taxes" shall mean any federal, state, local or foreign
          ---

income, gross receipts, license, payroll, employment, excise, severance, stamp, documentary, occupation, windfall profits, environmental (including Taxes under Section 59A of the Code), customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum or other tax or assessment, and shall include all interest or penalties on Taxes, whether or not disputed.

     1.56 TRANSITION SERVICES AGREEMENT:  "Transition Services Agreement" shall
          -----------------------------

have the meaning given it in Section 8.15.

     1.57 WARN:  "WARN" shall mean the Worker Adjustment and Retraining
          ----

Notification Act, as amended, and all regulations promulgated thereunder.

     1.58 WORKERS' COMPENSATION CLAIMS:  "Workers' Compensation Claims" shall
          ----------------------------

mean any and all claims by CBC Employees or their dependents or representatives under or pursuant to any state laws providing for compensation upon disability or death resulting from occupational injuries or diseases.

                  ARTICLE II - SALE AND PURCHASE OF CBC STOCK

     2.1  SALE AND PURCHASE OF CBC STOCK:  Upon the terms and subject to the
          ------------------------------

conditions contained in this Agreement, in reliance upon the representations, warranties, and agreements contained in this Agreement and in consideration of the payment of the purchase price as provided in Sections 2.2 and 2.3 below, on the date of the Closing, VCS shall sell, transfer, convey, assign and deliver to BUYERS, or their nominee, all of the issued and outstanding shares of CBC Stock.

     2.2  CASH PURCHASE PRICE:  Upon the terms and subject to the conditions
          -------------------

contained in this Agreement, in reliance upon the representations, warranties, and agreements contained in this Agreement and in partial consideration of the aforesaid sale, transfer, conveyance, assignment and delivery of the outstanding shares of CBC Stock, on the date of the Closing, BRANDS shall pay VCS, or its nominee, Two Hundred Twenty Million Dollars ($220,000,000), payable in federal or other immediately available funds.

     2.3  IBC STOCK PORTION OF PURCHASE PRICE:  Upon the terms and subject to
          -----------------------------------

the conditions contained in this Agreement, in reliance upon the representations, warranties, and agreements contained in this Agreement and in partial consideration of the aforesaid sale, transfer, conveyance, assignment and delivery of the outstanding shares of CBC Stock, on the date of the Closing, INTERSTATE will deliver to VCS, or its nominee, 16,923,077 shares of IBC Stock.

             ARTICLE III - SELLERS' REPRESENTATIONS AND WARRANTIES

     SELLERS jointly and severally represent and warrant that:

     3.1  CBC STOCK:  The CBC Stock is the only authorized class of capital
          ---------

stock of CBC. There are 100 shares of CBC Stock authorized and 15 shares outstanding. All outstanding shares of CBC Stock are duly authorized, validly issued, fully paid and non-assessable. There are no options, warrants, calls, or agreements of any character for the issuance of additional shares of CBC Stock. There are no contracts for the authorization or issuance of any other class of securities of CBC, and there are no outstanding securities convertible or exchangeable into CBC Stock.

     3.2  OWNERSHIP OF CBC STOCK:  VCS is the owner of record, and the legal and
          ----------------------

beneficial owner of, all of the outstanding shares of CBC Stock, and VCS has the full right, power and authority to transfer, convey and deliver good, valid, marketable and indefeasible title to such shares of CBC Stock to BUYERS, or their nominee, as called for under this Agreement, free and clear of any liabilities, obligations, options, charges, encumbrances, liens, claims, interests, powers of attorney, restrictions or contractual rights of others of any kind whatsoever.

     3.3  RIGHTS TO ACQUIRE CBC STOCK:  Neither SELLERS nor CBC are a party to
          ---------------------------

any agreement or understanding, oral or written, which (a) grants an option or other right to acquire any of the CBC Stock or any other equitable interest that they may have in CBC (other than any equitable interests that may be deemed to arise pursuant to any rights to acquire securities of RALSTON), (b) grants a right of first refusal or other such similar right upon the sale of any of the CBC Stock, or (c) restricts or affects the voting rights of any of the CBC Stock.

     3.4  TRANSFER OF THE CBC STOCK:  The stock certificate(s) representing all
          -------------------------

of the outstanding shares of CBC Stock to be delivered to BUYERS, or their nominee, at Closing, and the signatures or endorsements thereon (or on stock powers delivered therewith), when duly executed, shall be valid and genuine, and shall transfer to and vest in BUYERS, or their nominee, good, valid, marketable and indefeasible title to all of the outstanding shares of the CBC Stock.
     3.5  CORPORATE STANDING OF RALSTON:  RALSTON is a corporation duly
          -----------------------------

organized, validly existing and in good standing under the laws of the State of Missouri. The execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by RALSTON in connection herewith, do not, and the consummation of the transactions contemplated herein and therein will not, conflict with, or result in any violation of, breach of or default (with or without notice or lapse of time) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under (a) any provision of the Restated Articles of Incorporation or by-laws of RALSTON, or (b) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract, judgment, order, decree, writ or injunction to which RALSTON is a party, or by which it or its properties or assets are bound or result in the creation or imposition of any lien upon any such properties or assets.

     3.5  CORPORATE STANDING OF VCS:  VCS is a corporation duly organized,
          -------------------------

validly existing and in good standing under the laws of the State of Delaware. The execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by VCS in connection herewith, do not, and the consummation of the transactions contemplated herein and therein will not, conflict with, or result in any violation of, breach of or default (with or without notice or lapse of time) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under (a) any provision of the Certificate of Incorporation or by-laws of VCS, or (b) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract, judgment, order, decree, writ or injunction to which VCS is a party, or by which it or its properties or assets are bound or result in the creation or imposition of any lien upon any such properties or assets.

     3.7  AUTHORITY OF SELLERS:
          --------------------


          (a) RALSTON has taken all action required by its Restated Articles of Incorporation and its by-laws, and VCS has taken all action required by its Certificate of Incorporation and its by-laws, to authorize the execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by SELLERS in connection herewith, and the performance of the transactions contemplated herein and therein. SELLERS have all requisite corporate power and authority to authorize the execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, to consummate the transactions contemplated herein and therein, and to take all other actions required to be taken by SELLERS pursuant to the provisions hereof. This Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, when duly executed and delivered, shall constitute a valid and binding obligation of SELLERS enforceable in accordance with its terms.

          (b) No approvals on the part of any class (whether voting together or as separate classes), of RALSTON'S shareholders are necessary to authorize this Agreement or any other agreements, instruments and documents required to be executed in connection herewith, or the transactions contemplated herein or therein.

     3.8  CORPORATE STANDING OF CBC:  CBC is a corporation duly organized,
          -------------------------

validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own its property and assets and to carry on its business in the same manner as now being conducted. The execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by CBC in connection herewith, do not, and the consummation of the transactions contemplated herein and therein will not, conflict with, or result in any violation of, breach of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit resulting in a Material Adverse Change under (a) any provision of the Certificate of Incorporation or by-laws of CBC, or (b) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract, agreement, instrument or permit, judgment, order, decree, writ or injunction to which CBC is a party, or by which it or its properties or assets are bound or result in the creation or imposition of any lien upon any of such properties or assets.

     3.9  AUTHORITY OF CBC:  CBC has taken all action required by its
          ----------------

Certificate of Incorporation and its by-laws to authorize the execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by CBC in connection herewith, and the performance of the transactions contemplated herein and therein. CBC has all requisite corporate power and authority to authorize the execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, to consummate the transactions contemplated herein and therein, and to take all other actions required to be taken by CBC pursuant to the provisions hereof. This Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, when duly executed and delivered, shall constitute a valid and binding obligation of CBC enforceable in accordance with its terms.

     3.10 QUALIFICATIONS TO DO BUSINESS:  CBC is duly qualified and in good
          -----------------------------

standing as a foreign corporation and authorized to do business in all fifty
(50) states of the United States, the District of Columbia and the Commonwealth of Puerto Rico. CBC is qualified and in good standing in every other jurisdiction in which the ownership of its property or the conduct of its business require it to be qualified to do business, except in those jurisdictions where the failure to be so qualified would not result in a Material Adverse Change.

     3.11 INTERESTS IN OTHER BUSINESSES:  CBC has no subsidiaries, nor any
          -----------------------------

direct or indirect legal or equitable ownership interest in any corporation, partnership, joint venture, limited liability company or other business organization, and CBC does not have any agreement or understanding for the purchase of a legal or equitable ownership interest in any corporation, partnership, joint venture, limited liability company or other business organization.

     3.12 CORPORATE AND STOCK TRANSFER RECORDS:  The Certificate of
          ------------------------------------

Incorporation of CBC, attached as Exhibit B, and the by-laws of CBC, attached as Exhibit C, are true, complete and current copies, as amended to the date hereof.
 All minutes of CBC contained in the minute books of CBC, accurately reflect the substance of all actions taken by shareholders of CBC and by CBC'S Board of Directors. The CBC Stock transfer register is true, complete, correct and current.

     3.13 EMPLOYEE LOANS AND OTHER EMPLOYEE INTERESTS IN CBC:  Except as set
          --------------------------------------------------

forth on Schedule 3.13, there are no outstanding loans by or to CBC to or from any CBC Employee, other than (a) emergency loans which do not exceed $100,000 in the aggregate, and none of which exceed $10,000 individually, (b) housing loans which do not exceed $1,000,000 in the aggregate, and none of which exceed $200,000 individually, or (c) ordinary travel advances. Except as set forth on
Schedule 3.13, no CBC Employee currently employed has any material interest, direct or indirect, in any lease or contract of CBC.
     3.14 Financial Statements:
          --------------------


          (a) The CBG Group Financial Statements present fairly, in all material respects, the financial position of the CBG Group as of the dates thereof, all in conformity with GAAP, applied on a consistent basis, except as set forth in the notes to those financial statements. Schedule 3.14 lists the adjustments between the CBG Group balance sheet as of September 24, 1994, contained in the CBG Group Financial Statements, and the Adjusted Balance Sheet. Except as set forth on Schedule 3.14, the Adjusted Balance Sheet presents fairly, in all material respects, the financial position of CBC as of September 24, 1994.

          (b) The CBC Financial Statements present fairly, in all material respects, the financial position of CBC as of the dates thereof, all in conformity with GAAP, applied on a consistent basis except as set forth in the notes to those financial statements.

     3.15 CONDUCT OF BUSINESS:  Except as and to the extent set forth on
          -------------------

Schedule 3.15, since September 24, 1994, SELLERS on behalf of CBC have not, and CBC has not:

          (a) made any capital expenditures or commitments for additions to property, plant, equipment or intangible capital assets other than those included in the fiscal 1995 budget of CBC and such other expenditures and commitments as are in the ordinary course of business, all of which expenditures and commitments do not exceed, in the aggregate, the amount budgeted for capital expenditures in such fiscal 1995 budget;

          (b) acquired (by merger, consolidation or acquisition of stock or assets) any corporation, partnership, joint venture, limited liability company or other business organization, or division thereof, or entered into any contract or agreement with respect thereto;

          (c) to the Knowledge of SELLERS, incurred any material obligations or liabilities (whether absolute, accrued, contingent, or otherwise and whether due or to become due), except items incurred in the ordinary course of business consistent with past practice, or experienced any change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserve;

          (d) sold, transferred or conveyed any of its material properties or assets used in CBC'S business or operations, except in the ordinary course of business and consistent with past practice, or permitted or allowed any of the properties or assets used in CBC'S business or operations to be mortgaged, pledged or subjected to any lien or encumbrance, except liens or encumbrances for taxes not yet delinquent;

          (e) paid, discharged or satisfied any claim, lien, encumbrance or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than claims, liens, encumbrances or liabilities (I) which are reflected or accrued for or reserved against in the Adjusted Balance Sheet and which were paid, discharged or satisfied since the date of the Adjusted Balance Sheet in the ordinary course of business and consistent with past practice, or (ii) which were incurred and paid, discharged or satisfied since the date of the Adjusted Balance Sheet in the ordinary course of business and consistent with past practice;

          (f) written down or determined to write down or written up or determined to write up the value of any inventory, or written off or determined to write off as uncollectible any notes or accounts receivable or any portion thereof, except for immaterial write-downs and write-offs in the ordinary course of business, consistent with past practice and at a rate no greater than during the prior fifty-two (52) weeks;

          (g)  to the Knowledge of SELLERS, waived any material rights;

          (h) granted any increase in the compensation of any director of CBC or CBC Employee (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan), except for increases (i) made pursuant to the terms of any existing Employee Benefit Plan, or (ii) occurring in the ordinary course of business in accordance with customary practice (for purposes of the foregoing, ordinary course of business shall be deemed to include those customary increases granted during ongoing negotiation of labor agreements);

          (i) instituted or adopted any new Employee Benefit Plan for any director of CBC or any CBC Employee;

          (j) directly or indirectly redeemed, purchased or otherwise acquired or subdivided or reclassified any CBC Stock;

          (k) been involved in any labor dispute, litigation or governmental investigation which is reasonably likely to result in a Material Adverse Change;

          (l) made any amendments to the Certificate of Incorporation or by-laws of CBC; or

          (m) agreed, whether in writing or otherwise, to take any action described in this Section 3.15.
     3.16 DIVIDENDS:  Since December 15, 1992, CBC has not declared or paid any
          ---------

dividends on its capital stock in cash, stock or other property.

     3.17 LIABILITIES:  Other than as set forth on Schedule 3.17 or as
          -----------

specifically cross-referenced from other Schedules hereto, or as otherwise included in the Adjusted Balance Sheet, to the Knowledge of SELLERS there are no liabilities of CBC, whether or not accrued, asserted or reserved against which would be reasonably likely to result in or would be a Material Adverse Change, other than liabilities incurred since September 24, 1994 in the ordinary course of business. Each of the reserves provided for on the Adjusted Balance Sheet have been established and maintained in accordance with GAAP.

     3.18 INVENTORIES:  All inventories (including raw materials, finished goods
          -----------

and supplies) of CBC reflected on the Adjusted Balance Sheet, and all additions thereto since September 24, 1994, are stated at the lower of cost (determined using the "first-in, first-out" method of accounting) or market, consistent with past practice, and to the extent the same have not been disposed of in the ordinary course of business consistent with past practice, are in reasonably good condition and usable or salable in the ordinary course of business consistent with past practice, after accounting for customary discounts, returns and reserves.

     3.19 ACCOUNTS RECEIVABLE:  All accounts receivable of CBC, less allowances
          -------------------

for doubtful accounts, as stated on the Adjusted Balance Sheet, and all accounts receivable acquired since September 24, 1994, less allowances for doubtful accounts, are assets of CBC and represent bona-fide transactions made in the ordinary course of business consistent with past practice. The allowances for doubtful accounts have been, and through the time of Closing shall be, established and maintained in accordance with GAAP, and in a manner consistent with past practice.

     3.20 SAFE HARBOR LEASE AGREEMENTS:  Except as set forth on Schedule 3.20,
          ----------------------------

CBC has not entered into any Safe Harbor Lease Agreement, and there have been no amendments to any CBC Safe Harbor Lease Agreement. CBC is, and to the Knowledge of SELLERS, each of the parties to the Safe Harbor Lease Agreements are in compliance with all of the terms and conditions contained in the Safe Harbor Lease Agreements, and the assets subject thereto are being operated or utilized pursuant to the terms thereof.

     3.21 INDUSTRIAL REVENUE AND DEVELOPMENT BONDS AND PRIVATE ACTIVITY BONDS:
          -------------------------------------------------------------------

Except as set forth on Schedule 3.21, CBC is not obligated to make payments with respect to, and is not a party to any agreements relating to, any "industrial development bond" (as such term is used in Section 103(b) of the Internal Revenue Code of 1954, as amended) or any "private activity bond" (as such term is used in Section 103(b) of the Code), and there are no requests by CBC pending before any agency or commission to obtain any new "industrial development bond" or "private activity bond" or to refinance any existing "industrial development bond" or "private activity bond."

     3.22 TITLE TO PROPERTY:  Except as set forth in Schedule 3.22, CBC holds
          -----------------

marketable fee simple title to all of its respective owned real properties, and CBC holds a good and valid leasehold title and estate to all of its respective leased real properties, including, without limitation, all of such properties and assets reflected on the Adjusted Balance Sheet and such assets which are necessary for CBC to conduct its business as currently conducted. None of such owned or leased properties (or such assets which are necessary for CBC to conduct its business as presently conducted) are subject to any mortgage, deed of trust, pledge, lien, security interest, conditional sale agreement, encumbrance, claim, mechanic's or materialmen's lien, or charge of any kind, except liens shown on Schedule 3.22 as securing specific liabilities (with respect to which no default, or action or omission, which with the giving of notice or passage of time or both would constitute a default, exists) and Permitted Encumbrances.

     3.23 Real Property:
          -------------


          (a) All real property owned or leased by CBC is set forth on Schedule 3.23(a)(i) and such real property is identified in a manner to reflect the properties which are owned and those which are leased. To the Knowledge of SELLERS, except as set forth on Schedule 3.23(a)(ii), all buildings, structures and equipment located on the real properties owned or leased by CBC are structurally sound and are in good operating condition and repair (ordinary wear and tear excepted), and are usable in the ordinary course of business.

          (b) Except as set forth on Schedule 3.23(b)(i), CBC has not received written notice (x) of any dispute from any contiguous boundary owners concerning contiguous boundary lines, (y) that any of the said owned or leased properties (or the buildings, structures or improvements thereon), or CBC's operations, violate the zoning or planning laws, ordinances, rules or regulations of the city, county, or state in which they are located, or any building regulations or codes of such city, county or state, or land use laws or regulations applicable to said properties, and to the Knowledge of SELLERS, no such violations exist, or (z) of any material claims of others to rights over, under, across or through any of the owned or leased properties by virtue of use or prescription. To the Knowledge of SELLERS, all permits, approvals, authorizations or licenses required or necessary for the use of any of the owned or leased real properties have been obtained and are in full force and effect.

          (c) Schedule 3.23(c) sets forth a complete list of all service and maintenance contracts affecting the CBC bakeries and all material utility and management contracts affecting all owned or leased real properties to which CBC is a party or to which said properties are subject. All such contracts are currently in full force and effect, and there is no default, or action or omission which with the giving of notice or passage of time or both would constitute a default, thereunder. SELLERS and CBC have previously delivered to BUYERS lists of the most recently issued real and personal (including vehicles) property tax assessments and tax bills, if any, for CBC's 1993 and 1994 fiscal years for all property owned or leased by CBC as attached as Schedule 3.23(c).

          (d) Except as set forth on Schedule 3.23(d), all real properties owned or leased by CBC are free and clear of any agreements to sell, lease, or sublease (or to grant an assignment of lease), options to sell, lease, or sublease (or to grant an assignment of lease), or rights of first refusal relating thereto. Except as set forth on Schedule 3.23(d), all real properties owned or leased by CBC are free and clear of any leases or subleases, respectively. All real property with respect to which CBC has an agreement to purchase, lease or sublease, option to purchase, lease, or sublease, or right of first refusal relating thereto is set forth on
     Schedule 3.23(d).

          (e) Except as set forth on Schedule 3.23(e), to the Knowledge of SELLERS, all owned or leased real properties are currently zoned in the zoning category which permits operation of said properties as now used, operated and maintained. CBC has not requested, applied for, or given consent to, and there are no pending, zoning variances or changes with respect to any of said properties. The consummation of the transactions contemplated herein will not result in a violation of any applicable zoning ordinance or the termination of any applicable zoning variance now existing, and if the improvements on the said owned or leased properties are damaged or destroyed subsequent to Closing, the repair or replacement of same by BUYERS to the condition existing immediately prior to Closing will not violate applicable zoning ordinances (assuming there has been no change in such zoning ordinances).

          (f) Schedule 3.23(f) lists all properties owned or leased by CBC which are not presently being used in the business or operations of CBC.

          (g) To the Knowledge of SELLERS, all buildings, structures or improvements owned and/or leased by CBC on any of the owned or leased real properties are located entirely within the property boundary lines of such properties and do not materially encroach onto adjoining lands, and there are no material encroachments of buildings, structures or improvements from adjoining lands onto such properties.

          (h)  To the Knowledge of SELLERS, the owned or leased real properties
     (i) currently have access to, at or within their property boundary lines to all gas, water, electricity, storm sewer, sanitary sewer, telephone, and all other utilities necessary or beneficial to the current operation of the owned or leased properties, and all of such utilities are adequate and sufficient for the current operation of such properties, and (ii) are contiguous to and have vehicular and pedestrian access to and from physically open and publicly dedicated public streets.

          (i) Except as set forth on Schedule 3.23(i), no construction, improvements, or expansion is currently on-going at any of the owned or leased properties.

          (j) To the Knowledge of SELLERS, CBC holds a valid leasehold estate pursuant to each lease by which real properties are leased, as shown on
     Schedule 3.23(a)(i), and enjoys peaceful and undisturbed possession thereunder. All such leases are valid, binding, and enforceable in accordance with their terms, and are in full force and effect, CBC has complied with all material obligations thereunder, and there are no existing defaults by CBC, and, except as set forth in Schedule 3.23(j), to the Knowledge of SELLERS, there are no existing defaults by any other party thereunder. No event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by CBC, and to the Knowledge of SELLERS, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by any other party thereunder. Except as disclosed on Schedule 3.23(j), all such leases shall continue in full force and effect (without default) after the Closing and the consummation of the transactions contemplated by this Agreement without the consent, approval or act of any other party.

     3.24 CONDEMNATION PROCEEDINGS:  Except as set forth on Schedule 3.24,
          ------------------------

neither SELLERS nor CBC have Knowledge of nor have received written notice of any pending, proposed or threatened proceedings or governmental or quasi-governmental actions to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or otherwise to take or restrict the right to use or occupy, any of the real properties owned by CBC or used under a lease by CBC.

     3.25 PERSONAL PROPERTY:  Except as set forth on Schedule 3.25(a), and
          -----------------

except for any immaterial exceptions, restrictions or limitations contained in financing statements with respect to such property, CBC owns, or has a valid lease with respect to, the tangible personal property which is necessary for the operation of the business as currently conducted, free and clear of all liens, mortgages, pledges, security interests, charges or encumbrances other than Permitted Encumbrances and enjoys peaceful and undisturbed possession thereunder. Except as set forth on Schedule 3.25(b), all such property, is in reasonably good operating condition and repair, ordinary wear and tear excepted, and is suitable for the purposes for which it is used. Schedule 3.25(c) contains a list of each lease pursuant to which CBC leases personal property which involves payment over the remaining term of such lease of more than $100,000 and which in each case is not cancelable upon six months' notice or less without penalty of more than $10,000. All such personal property leases are valid, binding and enforceable in accordance with their terms are in full force and effect, CBC has complied with all material obligations thereunder and there are no existing defaults by CBC or, to the Knowledge of SELLERS, by any other party thereunder; no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default of CBC thereunder; and, to the Knowledge of SELLERS, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by any other party thereunder. Except as set forth on Schedule 3.25(d), all personal property leases which are set forth on a Schedule hereto shall continue in effect after the Closing and the consummation of the transactions contemplated by this Agreement without the consent, approval or act of any other party. All contracts to purchase personal property to which CBC is a party which provide for a purchase price of $100,000 or more are set forth on Schedule 3.25(e), other than contracts to purchase product packaging or commodities used in the manufacture of products.

     3.26 VEHICLE FLEET:  The CBC vehicle fleet, consisting of approximately
          -------------

10,479 vehicles (330 automobiles; 431 minivans; 841 road tractors; 1,145 trailers; and 7,732 route trucks) is owned by CBC, and there are no claims, liens, mortgages, pledges, encumbrances or security interests on the vehicle fleet. The vehicles in the fleet are in reasonably good repair and condition (ordinary wear and tear excepted) considering the use made of such vehicles and their age, and except for (a) such vehicles that may be out of service for mechanical reasons in the ordinary course of business, (b) such vehicles that may have been damaged by accident or otherwise that are temporarily out of service, or (c) such vehicles that have been retired in the ordinary course of business and are presently for sale or are being prepared for sale. The vehicle fleet is adequate in all material respect for the ordinary conduct of the CBC business and operations. Except as set forth on Schedule 3.26, all route trucks previously leased have been purchased by CBC and will, at the time of Closing, be titled in CBC'S name. The current replacement schedule and maintenance schedules are consistent with past practices. To the Knowledge of SELLERS, the vehicles comply in all material respects with all federal, state and local laws regulating vehicles and commercial vehicle operations.

     3.27 LITIGATION AND CLAIMS:  Schedule 3.27 sets forth all pending lawsuits,
          ---------------------

actions or proceedings against CBC of which SELLERS or CBC have received written notice. Except as set forth on Schedule 3.27, to the Knowledge of SELLERS, there are no actions, suits, administrative proceedings or orders pending or threatened against SELLERS or CBC, at law or in equity, which, if adversely determined, would result in a Material Adverse Change or would have an adverse effect on the ability of SELLERS or CBC to perform the terms of the Agreement, or could interfere with the ability of BUYERS to consummate the transactions contemplated herein.

     3.28 INVESTIGATIONS:  All pending or, to the Knowledge of SELLERS or CBC,
          --------------

threatened judicial or administrative investigations or proceedings of any federal, state or local commission, board or agency are set forth on Schedule
3.28. Except as set forth on Schedule 3.28, there are no pending judicial administrative investigations or proceedings which, if adversely determined, would result in a Material Adverse Change.

     3.29 COMPLIANCE WITH LAWS:  CBC is not in violation of any law, rule or
          --------------------

regulation or in default with respect to any judgment, writ, injunction or decree of any federal, state or local commission, except where such violation or default is not reasonably likely to result in a Material Adverse Change.

     3.30 ORDERS AND CONSENT DECREES:  Except as set forth on Schedule 3.30, or
          --------------------------

as specifically cross-referenced therein from other Schedules hereto, CBC is not a party to, or bound by, any judicial or administrative order, judgment, decree or consent decree or conciliation or compliance agreement relating to any past or present practice, omission, activity or undertaking which would result in a Material Adverse Change. CBC is not in default under any of the judicial or administrative orders, judgments, decrees or consent decrees or conciliation or compliance agreements set forth on Schedule 3.30.

     3.31 LABOR AGREEMENTS:  There are no binding agreements of any type with
          ----------------

any labor union, labor organization, collective bargaining unit or employee group to which CBC is bound except those set forth on Schedule 3.31 (or those immaterial agreements which apply only to a small group of employees such as a single thrift store and which may have been negotiated without the involvement of CBC'S labor relations group). All agreements which are set forth on Schedule
3.31 are legal and valid and, except for those which are presently under negotiation or renegotiation due to the expiration of their stated term, are in full force and effect. Further:

          (a) Except in negotiations ongoing as of the date hereof, or as otherwise set forth on Schedule 3.31(a), CBC has not agreed to any terms and conditions to be added or deleted in future negotiations or otherwise regarding the agreements set forth on Schedule 3.31.

          (b) To the Knowledge of SELLERS, there are no threatened or active strikes, work stoppages, boycotts or concerted actions against CBC, other than those threats which commonly arise as a result of normal labor contract renegotiations.

          (c) Except as set forth on Schedule 3.31(c), SELLERS have no notice of any pending (i) proceedings under the National Labor Relations Act or before the National Labor Relations Board, (ii) grievances or arbitrations, or (iii) organizational drives or unit clarification requests; which, if adversely determined, would result in a Material Adverse Change.

     3.32 EMPLOYEES:  Except as set forth on Schedule 3.32, CBC has not received
          ---------

any notice of any non-compliance with any federal, state and local laws, regulations and legal requirements relating to the employment of labor in connection with the business, including those laws, regulations and legal requirements relating to wages, hours, benefits affirmative action, equal opportunity, including the Americans with Disabilities Act, Occupational Safety and Health Act, collective bargaining, workers' compensation and the payment of social security, unemployment and employment taxes, which if adversely determined, could reasonably be likely to result in a Material Adverse Change.

     3.33 CONTRACTS:  All material contracts of CBC are set forth on
          ---------

Schedule 3.33 or are specifically cross-referenced therein from other Schedules hereto. Except as set forth on Schedule 3.33, CBC is not a party to or obligated under any written agreement or contract that:

          (a) provides for the employment of any Corporate Officer of CBC, not terminable at will and without liability for additional payments or compensation, other than severance and vacation pay payable in accordance with the established policies of CBC;

          (b) provides for the employment of any consultant or broker for a term that would exceed one (1) year from the date of Closing, or provides for payments that exceed $100,000 individually, or $500,000 in the aggregate, or (ii) the employment of any independent attorney or accounting firm not terminable at will;

          (c) would prohibit or materially limit CBC from engaging in its present business;

          (d) requires the purchase of materials, inventories, services or supplies which have a remaining contractual term of more than one (1) year from the Closing, or would require payments in the aggregate in excess of $500,000;

          (e) involves the sale of any asset or property of CBC presently being used in CBC'S business or operations, including any Non-productive Assets, other than in the normal course of business;

          (f) relates to the borrowing of money or bank credit (including, but not limited to indentures, notes, installment obligations and capital leases) or the mortgaging or pledging of any asset or property of CBC;

          (g) guarantees the obligations of any supplier, customer or other third party, other than endorsements in the ordinary course;
          (h) is a forward, swap, option or swaption contract, or any other financial instrument with similar characteristics and/or generally characterized as a "derivative" security to which CBC is a party or by which CBC or any of its respective assets or properties is subject or bound (including, without limitation, funds of CBC invested by any other person); or

          (i) includes any indemnity provisions for claims based on product liability, environmental or employee or retiree liabilities and arises out of any purchase or acquisition of another entity or business.

     3.34 Validity of Material Contracts:
          ------------------------------


          (a) Except as set forth on Schedule 3.34(a), CBC has not: (i) received any written claim of breach or default from any party relating to any agreement, commitment or contract listed on Schedule 3.33; or, (ii) received any written notice of termination from any party relating to any such agreement, commitment or contract.

          (b) Except as set forth on Schedule 3.34(b), CBC has not breached or defaulted on any agreement, commitment or contract listed on Schedule 3.33.

          (c) The legal enforceability after the Closing by CBC of any agreement, commitment or contract listed on Schedule 3.33 shall not be affected by the execution or delivery of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith or the consummation of the transactions contemplated hereby.

     3.35 Trademarks and Copyrights:
          -------------------------

          (a) Schedule3.35(a)(i) lists all registered trademarks and copyrights owned by CBC, the jurisdictions in which such are registered, or in which an application has been filed for such registration. Schedule 3.35(a)(ii) lists each license or sub-license to which CBC is a party, and pursuant to which any other person or entity is authorized to use any such trademark or copyright. All trademarks and copyrights listed on Schedule 3.35(a)(i) are owned by CBC and, except as disclosed on Schedule 3.35(a)(iii), are free and clear of any adverse claim of any third party.

          (b) To the Knowledge of SELLERS, CBC does not infringe or unlawfully or wrongly use any trademark or copyright rights owned or claimed by any other party.

          (c) To the Knowledge of SELLERS, except as disclosed on Schedule 3.35(c), no third party is now making any infringing use of any CBC trademark or copyright.

          (d) Except as disclosed on Schedule 3.35(d), CBC has not sold, licensed or otherwise disposed of, or transferred or granted, any interest in such CBC trademarks or copyrights listed on Schedule 3.35(a)(i).

          (e) To the Knowledge of SELLERS, no claims are being asserted by any person against the use of any of the trademarks or copyrights in Schedule 3.35(a)(i), or challenging or questioning the validity or effectiveness of any license or agreement related thereto. Except as disclosed in Schedule 3.35(e), none of the CBC trademarks or copyrights is subject to any outstanding order, judgment or decree restricting the use thereof by CBC, or restricting the licensing thereof by CBC to any other person or entity.

     3.36 PATENTS:
          -------


          (a) To the Knowledge of SELLERS, Schedule 3.36(a)(i) sets forth all registered patents owned by CBC and all patent applications filed by or on behalf of CBC. Schedule 3.36(a)(ii) lists each license or sub-license as to which CBC is a party, and pursuant to which any other person or entity is authorized to use such patents. All patents listed on Schedule 3.36(a)(i) are (i) owned by CBC free and clear of any adverse claim of any third party, or (ii) are the subject of an appropriate license agreement pursuant to which CBC has the right to make use thereof.

          (b) To the Knowledge of SELLERS, CBC does not infringe or unlawfully or wrongly use any patent owned or claimed by any other party.

          (c) To the Knowledge of SELLERS, no third party is now making use of any CBC patent.

          (d) CBC has not sold, licensed or otherwise disposed of, or transferred or granted, any interest in the patents listed on Schedule 3.36(a)(i) except as listed on Schedule 3.36(a)(ii).

          (e) To the Knowledge of SELLERS, no claims are being asserted by any person against the use of any of the CBC patents, or challenging or questioning the validity or effectiveness of any license or agreement related thereto. None of the CBC patents are subject to any outstanding order, judgment or decree restricting the use thereof by CBC, or restricting the licensing thereof by CBC to any other person or entity.
     3.37 POWERS OF ATTORNEY:  CBC has no outstanding revocable or irrevocable
          ------------------

Powers of Attorney or similar authorizations issued to any individual who is not a CBC Employee except those executed in the ordinary course of business.

     3.38 TAXES:
          -----


          (a) To the Knowledge of SELLERS and CBC, CBC has filed all Tax Returns required to be filed, and all such Tax Returns were correct and complete in all material respects and all amounts shown thereon as owing have been paid. Except as set forth on Schedule 3.38(a): (i) all Tax bills or Tax assessments received by CBC have been paid (to the extent the Taxes shown thereon are due and owing); (ii) all Taxes owed by CBC (whether or not shown on any Tax Returns) have been paid or accrued; (iii) no claim is currently being made by an authority in a jurisdiction where CBC does not file Tax Returns that it is or may be subject to taxation by that jurisdiction; and (iv) there are no liens on any of the assets of CBC that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) To the Knowledge of SELLERS and CBC, the Affiliated Group has filed all Income Tax Returns that it was required to file for each taxable period during which CBC was a member of the group. All such Tax Returns were correct and complete in all material respects. All Income Taxes owed by the Affiliated Group (whether or not shown on any Tax Return) have been paid or accrued for each taxable period during which CBC was a member of the group.

          (c) To the Knowledge of SELLERS and CBC, CBC has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

          (d) Except as set forth on Schedule 3.38(d), there is no dispute concerning any Tax liability of CBC claimed or raised by any authority in writing.

          (e) Except as set forth on Schedule 3.38(e), there is no dispute concerning any Income Tax liability of any member of the Affiliated Group for any taxable period during which CBC was a member of the Affiliated Group claimed or raised by any authority in writing.

          (f) Except as set forth on Schedule 3.38(f), CBC has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (but only to the extent such waiver or extension is still in effect). Except as set forth on
     Schedule 3.38(f), no member of the Affiliated Group has waived any statute of limitations in respect of any Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency for any taxable period during which CBC was a member of the group (but only to the extent such waiver or extension is still in effect). For all taxable periods subsequent to the fiscal year ended September 30, 1989, SELLERS have provided to BUYERS (i) correct and complete copies of federal Form 1120 pro forma returns for CBC and all other information (compiled in a correct and complete manner) relating to income, deductions, credits and taxes of CBC that is not included in the pro forma returns but is included in the consolidated federal Income Tax return of the Affiliated Group, and (ii) all statements of federal Income Tax deficiencies assessed against, or attributable to, CBC.

          (g) Except as set forth on Schedule 3.38(g), CBC has not made, is not obligated to make, and is not a party to any agreement that (taking into account the transactions contemplated by this Agreement) could obligate it to make any payments of compensation that would not be deductible under
     Section 162 of the Code (by reason of being unreasonable in amount),
     Section 162(m) or Section 280G of the Code.  Except as set forth on
     Schedule 3.38(g) and except for any agreement in effect between members of the Affiliated Group, CBC is not a party to any Tax allocation or sharing agreement. Except to the extent CBC may be held liable for Taxes of members of the Affiliated Group under Treas. Reg. Section 1.1502-6 (or any similar provision of a state, local or foreign law), CBC does not have any liability for the Taxes of any other individual or entity.

          (h) Schedule 3.38(h) sets forth the following information with respect to CBC as of the most recent practicable date: (i) the tax basis of CBC'S assets; and (ii) the amount of any net operating loss, net capital loss, tax credit or other carryover allocable to CBC.

          (i) CBC is not a party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

          (j) To the Knowledge of SELLERS and CBC, the unpaid Taxes of CBC do not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth or included in the Adjusted Balance Sheet.

     3.39 Employee Benefit Plans
           ---------------------


          (a) All Employee Benefit Plans sponsored by RALSTON or CBC and covering CBC Participants are set forth on Schedule 3.39(a). With respect to each Employee Benefit Plan, copies of the following have been delivered to BUYERS where applicable: (i) the Plan document; (ii) a summary plan description; (iii) most recent Annual Return/Report of Employee Benefit Plan, Form 5500 Series; (iv) trust agreement; (v) insurance policy; and
     (vi) determination letter from the IRS. The Employee Benefit Plans have in all material respects been maintained and administered in compliance with applicable federal and state laws, regulations and rules, including but not limited to, ERISA and the Code. All contributions required as of the Closing, by law or contract to be made to each Plan will have been timely made.

          (b) No Employee Benefit Plan (or trust or other funding vehicle pursuant thereto) is subject to any Tax under Section 511 of the Code that remains unpaid and assessable against CBC after the Closing.

          (c) There are no contracts, agreements or plans covering any CBC Employee that, individually or collectively, provide for the payment by CBC of any amount (i) that is not deductible by CBC under Section 162(a)(1) or 404 of the Code, or (ii) that is an "excess parachute payment" pursuant to
     Section 280G of the Code.

          (d) Neither CBC nor any plan fiduciary of any Employee Benefit Plan sponsored by RALSTON or CBC and covering CBC Participants has engaged in any transaction in violation of Sections 404 or 406 of ERISA, or in any "prohibited transaction" as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA, or in violation of Sections 4975(c)(2) or 4975(d) of the Code.

          (e) Except as listed on Schedule 3.39(e), neither CBC nor any Employee Benefit Plan is a party to any litigation with respect to CBC Participants relating to, or seeking benefits under, any Employee Benefit Plan.
          (f) Except as set forth on Schedule 3.39(f) and except as may be required by the terms of a collective bargaining agreement or in connection with any pending labor negotiations, neither CBC nor any ERISA Affiliate has any legally binding commitments to create any additional Employee Benefit Plans which are intended to cover CBC Employees, or to amend or modify any existing Employee Benefit Plan with respect to benefits for CBC Employees. With respect to each collective bargaining agreement, there is no legally binding commitment to create any additional Employee Benefit Plans which are intended to cover CBC Employees, to amend or modify any existing Employee Benefit Plan which covers or has covered CBC Employees, or to begin contributing, or increase contributions, to a Multiemployer Plan, which would materially increase the benefits to be provided under such collective bargaining agreement.

          (g) Except as described on Schedule 3.39(g), the execution of, and performance of, the transactions contemplated by this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, shall not constitute an event under any Employee Benefit Plan or agreement under which CBC may incur any liability that will result in any payment (whether severance pay or otherwise), acceleration, vesting or increase of benefits with respect to any CBC Employee.

          (h) Schedule 3.39(h) sets forth the benefits owed to each CBC Employee at Closing under the Continental Baking Company Severance Pay Plan and the Continental Baking Company Supplemental Separation Benefits Policy.

          (i) Each Purina Retirement Plan and each Savings Plan has been established and operated so as to be qualified and tax exempt under the provisions of Code Sections 401(a) and 501(a) from its adoption to date and will be so as of Closing. SELLERS have not, by their action or inaction, adversely affected the qualified status of any such Employee Benefit Plan.

          (j) Schedule 3.39(j) sets forth a summary of the retiree health and retiree life insurance benefits provided at Closing to all CBC Employees who are not covered by a collective bargaining agreement.

          (k) All Employee Benefit Plans under which benefits are provided under health maintenance and preferred provider organizations are set forth on Schedule 3.39(k).

     3.40 PURINA RETIREMENT PLANS:  It is expressly understood and agreed by the
          -----------------------

parties that neither BUYERS nor CBC shall be responsible for any liabilities or obligations arising under or relating to any Purina Retirement Plans and that such liabilities and obligations shall be assumed or retained, as the case may be, by SELLERS.

     3.41 MULTIEMPLOYER PLANS:
          -------------------


          (a) To the Knowledge of SELLERS, except as set forth on Schedule 3.41(a), neither CBC (since October 9, 1984) nor any ERISA Affiliate has withdrawn from a Multiemployer Plan in either a "complete withdrawal" as defined in Section 4203 of ERISA or a "partial withdrawal" as defined in
     Section 4205 of ERISA.

          (b) All contributions required to be made by CBC or any ERISA Affiliate to each Multiemployer Plan have been made when due or within any extension of time for such payment.

          (c) Except as set forth on Schedule 3.41(c), to the Knowledge of SELLERS, there is not pending with SELLERS or CBC from any Multiemployer Plan any assessment or notice of assessment of withdrawal liability.

          (d) Except as set forth on Schedule 3.41(d), no CBC Employee is a fiduciary of any Multiemployer Plan.

          (e) Schedule 3.41(e) sets forth the amount of liability that CBC has been informed that, pursuant to the information provided by each respective Multiemployer Plan and which information is not represented or warranted to by SELLERS, CBC would incur under Title IV of ERISA as of the date of Closing were it (and all ERISA Affiliates) to withdraw from each such Multiemployer Plan.

     3.42 FOOD PRODUCTS:
          -------------


          (a) Except for those violations which would not be reasonably likely to result in a Material Adverse Change, all articles of food, and to the Knowledge of SELLERS, all food packaging materials of CBC comply with the Food, Drug and Cosmetics Act and orders issued by the Food and Drug Administration, and with all applicable laws (whether statutory or otherwise), rules, regulations, orders, judgments, decrees and ordinances of any governmental authority (including federal, state, local or otherwise) which regulate food or food packaging.

          (b) Except as set forth on Schedule 3.42, neither CBC nor SELLERS has received any written notification of any asserted failure of CBC to comply with the Food, Drug and Cosmetics Act, except failures of compliance which have been waived or cured and which have not recurred, and with respect to which there is no ongoing liability.

          (c) All finished product of CBC may be freely sold in interstate commerce and shipped to every jurisdiction to which such articles are presently being shipped.

          (d) Substantially all labeling on such inventories complies with the provisions of 21 C.F.R. Sections 101.1 through 101.108, as in effect on the date hereof.

     3.43 ENVIRONMENTAL MATTERS:  Except as set forth on Schedule 3.43:
          ---------------------


          (a) During the period of SELLERS' ownership of CBC and, to the Knowledge of SELLERS prior thereto, CBC has obtained all Environmental Permits and all licenses and other authorizations and have made all registrations and given all notifications, which are required under any applicable Environmental Law which, if not obtained or given would result in a Material Adverse Change.

               (b) There is no Environmental Claim pending (excluding any of the foregoing with respect to which SELLERS and/or CBC have not received service of process or notice, as the case may be, except if SELLERS and/or CBC have Knowledge of the existence thereof) against CBC under an Environmental Law which, if adversely determined, would be reasonably likely to result in a Material Adverse Change.

          (c) To the Knowledge of SELLERS, CBC is in compliance with all terms and conditions of its Environmental Permits, and is in compliance with all applicable Environmental Laws except for such violations or instances of non-compliance, if any, that, individually or in the aggregate, are not reasonably likely to result in a Material Adverse Change.

          (d) CBC did not generate, treat, store, transport, discharge, dispose of or release any Hazardous Substances on any property now or previously owned, leased or used by CBC, which action is reasonably likely to result in a Material Adverse Change.

     3.44 LIABILITY AND CASUALTY INSURANCE:  Schedule 3.44 sets forth each
          --------------------------------

liability or casualty insurance policy (including, without limitation, fire and product liability policies) including self-insurance maintained on the property, assets and business of CBC, specifying the insurer, the amount of coverage, the type of insurance, the policy number, the expiration date and the annual premium. All such policies: (i) are valid, outstanding and enforceable policies; (ii) provide, in SELLERS' reasonable and informed judgment, adequate insurance coverage for the properties, assets and operations of CBC as of the date hereof; (iii) shall remain in full force and effect until their respective expiration as dates set forth on Schedule 3.44 without the payment of additional premiums other than additional premiums required in the ordinary course prior to Closing; and (iv) except as noted on Schedule 3.44, shall not in any way be adversely affected by, or terminate or lapse by reason of the transactions contemplated by this Agreement.

     3.45 INDEPENDENT DISTRIBUTORSHIPS:  Schedule 3.45 sets forth a listing of
          ----------------------------

all independent distributorships used by, working for or under contract with CBC.

     3.46 CONSENTS OR APPROVALS:
          ---------------------


          (a) All consents and approvals of any third party required by the terms hereof or required to consummate the transactions contemplated herein have been obtained or, prior to the Closing, will be obtained and shall remain in full force and effect through the Closing.

          (b) Except as set forth in Schedule 3.46, no consent, waiver, approval, or authorization, registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign is required by or with respect to SELLERS or CBC in connection with the execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by SELLERS or CBC in connection herewith contemplated herein and therein, or the consummation by SELLERS or CBC of the transactions contemplated herein and therein.

     3.47 TRANSACTION FEES:  Except as set forth on Schedule 3.47, neither
          ----------------

SELLERS, CBC nor their directors have any agreement or understanding, nor have incurred any liability, requiring the payment of a finder's fee, brokerage commission or like cost or charge to any person by reason of this Agreement or the transactions contemplated herein.

     3.48 BANK ACCOUNTS:  BUYERS have been provided a listing of all CBC bank
          -------------

accounts and lock boxes, and all RALSTON bank accounts and lock boxes used by CBC, including the names and locations of all such banking institutions and depositories, the account numbers, and the names of all persons authorized to draw thereon or to have access thereto.

     3.49 COMPUTER PROGRAMS, DATABASES AND SOFTWARE:  Schedule 3.49 accurately
          -----------------------------------------

lists all significant computer programs, databases and software owned, licensed, leased or otherwise used in connection with the business of CBC, whether purchased or internally developed. CBC owns or has otherwise licensed computer programs, databases and software which in the aggregate are sufficient and adequate to operate such business. CBC has documentation in reasonable detail relating to all such scheduled computer programs, databases and software. All such scheduled computer programs, databases and software and, with respect to owned computer programs, databases and software, the source codes thereof, have been maintained only at CBC'S office in St. Louis, Missouri. Since January 1, 1989, CBC has not sold, licensed, leased or otherwise transferred any ownership interest in or granted any ownership rights to any of its computer programs, databases or software.

     3.50 INTER-COMPANY TRADE RECEIVABLES AND PAYABLES:  The aggregate balances
          --------------------------------------------

of all inter-company trade receivables and payables owed by CBC to SELLERS or by SELLERS to CBC as of the date hereof are set forth on Schedule 3.50.

     3.51 STATUS OF IBC STOCK ACQUIRED BY SELLERS:  SELLERS understand that the
          ---------------------------------------

IBC Stock acquired by it pursuant to this Agreement may not be sold or transferred unless such shares are registered under the Securities Act of 1933 and/or applicable state securities or blue sky laws or an exemption from such registration is available.

             ARTICLE IV  -  BUYERS' REPRESENTATIONS AND WARRANTIES

           BUYERS jointly and severally represent and warrant that:

          4.1  CORPORATE STANDING OF INTERSTATE:  INTERSTATE is a corporation
               --------------------------------

duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by INTERSTATE in connection herewith do not, and the consummation of the transactions contemplated herein and therein will not conflict with, or result in any violation of, or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under (a) any provision of the Certificate of Incorporation or by-laws of INTERSTATE, or (b) any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, judgment, order, decree, writ or injunction to which INTERSTATE is a party or by which it or its properties or assets are bound or result in the creation or imposition of any lien upon any such properties or assets.

     4.2  CORPORATE STANDING OF BRANDS:  BRANDS is a corporation duly organized,
          ----------------------------

validly existing and in good standing under the laws of the State of Delaware. The execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by BRANDS in connection herewith do not, and the consummation of the transactions contemplated herein and therein will not conflict with, or result in any violation of, or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under (a) any provision of the Certificate of Incorporation or by-laws of BRANDS, or (b) any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, judgment, order, decree, writ or injunction to which BRANDS is a party or by which it or its properties or assets are bound or result in the creation or imposition of any lien upon any such properties or assets, provided, however, that as to any credit agreement among BRANDS and its bank lenders, the representations and warranties in this subsection (b) are only made as of Closing.

     4.3  AUTHORITY OF BUYERS:  Subject to the approval of INTERSTATE'S
          -------------------

shareholders, BUYERS have all requisite corporate power and authority, and have taken all action required by their Certificates of Incorporation and their by-laws, to authorize the execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, to consummate the transactions contemplated herein and therein, and to take all other actions required to be taken by BUYERS pursuant to the provisions hereof. This Agreement, and such other agreements, instruments and documents required to be executed herewith, when duly executed and delivered, shall constitute valid and binding obligations of BUYERS enforceable in accordance with their terms.

     4.4  CONSENTS OR APPROVALS:  Except as set forth in Schedule 4.4, no
          ---------------------

consent, waiver, approval, order, authorization, registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to BUYERS in connection with the execution and delivery of this Agreement, and such other agreements, instruments and documents required to be executed by BUYERS in connection herewith, or the consummation by BUYERS of the transactions contemplated herein and therein.

     4.5  LITIGATION:  Except as set forth in Schedule 4.5, there are no
          ----------

actions, suits, proceedings, orders or investigations pending against BUYERS, or either of them, at law or in equity which, if adversely determined, would have an adverse effect on the ability of the BUYERS to perform the terms of this Agreement, or could interfere with the ability of BUYERS to consummate the transactions contemplated herein.

     4.6  TRANSACTION FEES:  Except as set forth on Schedule 4.6, neither of the
          ----------------

BUYERS have any agreement or understanding requiring the payment of a finder's fee, brokerage commission or like cost or charge to any person by reason of this Agreement or the transactions contemplated herein.

     4.7  CBC STOCK ACQUIRED FOR BUYERS' ACCOUNT:  The CBC Stock to be acquired
          --------------------------------------

by BUYERS pursuant to this Agreement is being acquired for BUYERS' own account.
 BUYERS have no intention of distributing or reselling such stock or any part thereof in any transaction which would be in violation of the Securities Act of 1933, or the securities laws of any state.

     4.8  IBC STOCK OUTSTANDING:  The IBC Stock and the preferred stock, par
          ---------------------

value $.01 per share of INTERSTATE are the only authorized classes of capital stock of INTERSTATE. As of the date of this Agreement there are 40,000,000 shares of IBC Stock authorized and 19,636,028 shares outstanding. Subject to shareholder approval, the number of authorized shares of IBC Stock is to be increased to 60,000,000 shares. All presently outstanding shares of IBC Stock have been validly issued, fully paid and are non-assessable. Except as set forth on the IBC Financial Statements, there are (i) no options, warrants, calls or agreements for the issuance of IBC Stock, (ii) no contracts for the authorization or issuance of any other class of securities of INTERSTATE, and
(iii) no outstanding securities convertible or exchangeable into IBC Stock.

     4.9  IBC STOCK TO BE ISSUED:  The IBC Stock to be issued pursuant to this
          ----------------------

Agreement shall be duly and validly authorized, and not subject to any preemptive or similar rights with respect to its issuance, and when issued and delivered pursuant to this Agreement, shall be validly issued, fully paid and non-assessable.

     4.10 IBC FINANCIAL STATEMENTS:  Except as set forth in Schedule 4.10, the
          ------------------------

IBC Financial Statements present fairly, in all material respects, the financial position of INTERSTATE as of the dates thereof, all in conformity with GAAP, applied on a consistent basis.

     4.11 SEC FILINGS; COMPLIANCE WITH LAWS:  All filings of INTERSTATE required
          ---------------------------------

by the SEC or by any applicable law, rule or regulation within the past three
(3) years have been made and, as of their respective dates, such filings did not contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent information contained in any such filing has been revised or superseded by a document filed later with the SEC, no filing with the SEC, nor the IBC Financial Statements, currently contains any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. During such three (3) year period, INTERSTATE has complied in all material respects with applicable federal, state and local laws, rules and regulations, both as to form and substance.

     4.12 CONDUCT OF BUSINESS:  To the Knowledge of BUYERS, since May 28, 1994,
          -------------------

INTERSTATE has not declared nor paid any extraordinary dividends or other dividends other than in the ordinary course of business, in a manner consistent with past corporate practice.

                    ARTICLE V  -  COVENANTS PENDING CLOSING

     5.1  CBC OPERATIONS:  Until the Closing, SELLERS and CBC shall use their
          --------------

reasonable best efforts to conduct CBC'S business in the usual and customary manner consistent with past practice and exclusively through CBC. Except with the prior written approval of BUYERS or as specifically permitted by the terms of this Agreement, SELLERS shall not permit CBC to, and CBC shall not:
          (a) enter into any employment agreement with a Corporate Officer or director of CBC, or any agreement to increase the compensation or benefits of any Corporate Officer or director of CBC;

          (b)  increase the compensation or benefits of any CBC Employee except:
      (i) as required by law; (ii) in accordance with customary negotiations of applicable labor or employment agreements to which CBC is bound; (iii) pursuant to any changes in Employee Benefit Plans as set forth on Schedule 3.39(f); or (iv) pursuant to normal merit salary reviews conducted by CBC in the ordinary course of business;

          (c) make any payment under any existing Employee Benefit Plan not required under the terms thereof, or modify, amend or terminate any existing Employee Benefit Plan (except as required by law) to materially increase the benefits under such plan, or adopt any new Employee Benefit Plan;

          (d) hire any new CBC Employee at a grade level of vice president or higher;

          (e) merge with or into another corporation, or become a partner, shareholder or participant in any joint venture, limited liability company or other business organization; or acquire by purchase or otherwise all or any part of the business or the assets of, or stock or other evidence of beneficial ownership in, any firm, corporation or other person;

          (f) other than in the ordinary course of business, acquire or dispose of any material asset (other than the Non-productive Assets), or fail to execute all renewal options on any material lease;
          (g) permit any material change in any methods of calculating any bad debt, or in the assumptions underlying such calculations;

          (h) undertake any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), except items incurred in the ordinary course of business and consistent with past practice, or permit any change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

          (i) permit or allow any of the properties or assets used by CBC in its business or operations (whether real, personal or mixed, tangible or intangible) to be mortgaged or pledged, or subjected to a lien, except for Permitted Encumbrances;

          (j) cancel or release any other debts or claims, or waive any rights of substantial value or sell, transfer or convey any of its properties or assets (whether real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice and the Non-Productive Assets;

          (k) dispose of, or permit to lapse, or otherwise fail to use reasonable efforts, which may or may not include the institution of litigation, to preserve the rights of CBC to use any material patent, trademark, service mark, logo, trade dress, trade style, trade name, assumed name or copyright or any registration or recording thereof or application therefor, or fail to affix an appropriate copyright notice on any of CBC'S advertising;

          (l) dispose of, or permit to lapse, any license, permit or other form of material authorization; or dispose of or disclose to any person, other than employees, consultants and representatives bound by confidentiality obligations or agreements, any trade secret, formula, process or know how;

          (m) make any capital expenditures or commitments for replacements or additions to property, plant or equipment, other than as required in the ordinary course of business as budgeted;

          (n) declare, pay or make, or set aside for payment or making, any dividend or other distribution in respect of its capital stock or other securities other than in connection with RALSTON'S standard cash management policy, or directly or indirectly redeem, purchase or otherwise acquire any of its capital stock or other securities;

          (o) issue, authorize or propose the issuance of any shares of its capital stock, or subdivide or in any way reclassify any shares of its capital stock;

          (p) delay or defer payment of accounts payable or other obligations of CBC, or accelerate collection of accounts receivable or other obligations due CBC, in a manner inconsistent with past practice, or otherwise make any change in any method of accounting or accounting practice;

          (q) except pursuant to existing Employee Benefit Plans, pay, loan or advance any amount to, or sell, transfer or lease, any property or asset (whether real, personal, tangible or intangible) to, or enter into any agreement, arrangement or transaction with any of the Corporate Officers or directors of CBC;

          (r) terminate any material contract, lease, agreement or license except for contracts, leases, agreements or licenses expiring in the ordinary course of business pursuant to their terms, amend or suffer the amendment of, or fail to perform all of its obligations under, any material contract, lease, agreement or license;

          (s) enter into any contract, lease, license or permit, except contracts entered into in the ordinary course of business;

          (t) fail to take such action as may be reasonably necessary to maintain, preserve, renew and keep in full force and effect the corporate existence, qualifications, material licenses, permits, registrations and franchises of CBC, or fail to comply with any law applicable to the conduct of the businesses of CBC, where the failure to comply is reasonably likely to result in a Material Adverse Change;

          (u) amend the Certificate of Incorporation or by-laws of CBC, or fail to take such action as may be reasonably necessary to maintain, preserve, renew and keep in full force and effect the corporate existence and qualifications of CBC;

          (v) enter into any loan agreements or incur any material debt with any third party or Affiliates of CBC, other than in accordance with RALSTON'S standard cash management policy; or

          (w) take any action that would render any representation or warranty inaccurate at the time of Closing.

     5.2  INTERSTATE OPERATIONS:  Until the Closing, INTERSTATE shall conduct
          ---------------------

its business in the usual and customary manner consistent with past practice. Except with the prior written consent of SELLERS or in furtherance of the transactions contemplated by this Agreement, INTERSTATE shall not:

          (a)  merge with or into another corporation;

          (b) issue, authorize or propose the issuance of any shares of its capital stock, or subdivide or in any way reclassify any shares of its capital stock;

          (c) declare or pay any extraordinary dividend or any other dividend other than in the ordinary course consistent with past business practice; or

          (d) fail to take such action as may be reasonably necessary to maintain, preserve, renew and keep in full force and effect the corporate existence and qualification of INTERSTATE or amend the Certificate of Incorporation or by-laws of INTERSTATE, except as contemplated herein.

     5.3  DUE DILIGENCE REVIEW:
          ---------------------


          (a) Until the Closing, CBC shall permit BUYERS, and their respective counsel, accountants, financial advisors and other representatives access during normal business hours to the facilities, personnel and accountants of CBC and to all of the properties, operations, books, contracts, and records of it to the extent relevant to the transactions contemplated herein, and shall furnish the other during such period with all such information concerning the businesses and operations of CBC, as such other may reasonably request, except to the extent that, in the reasonable opinion of counsel, such furnishing of information would violate or suggest a violation of any federal, state or local statute, rule, regulation or ordinance, or any confidentiality agreements with respect to such information.

          (b) In the event of a material change to INTERSTATE'S business or operations, INTERSTATE shall notify RALSTON of such material change and INTERSTATE shall furnish RALSTON with all information concerning such change as RALSTON may reasonably request, except to the extent that, in the reasonable opinion of counsel, such furnishing of information would violate or suggest a violation of any federal, state or local statute, rule, regulation or ordinance or any confidentiality agreements with respect to such information.

     5.4  INSURANCE:
          ---------


          (a) Until the Closing, RALSTON shall, and shall cause CBC to, use its best efforts to maintain, in full force and effect, liability and casualty insurance policies providing coverage substantially identical to the insurance coverage provided under the policies of insurance now in effect for CBC and set forth on Schedule 3.44. RALSTON shall notify BUYERS in writing in the event any of CBC'S insurance coverage is cancelled.

          (b)  CBC's insurable interest in the insurance policies listed in
     Schedule 3.44 shall terminate (except for the property policy) at the Closing. BUYERS shall add CBC as additional named insured under BUYERS' casualties policies effective as of the Closing. BUYERS shall assume CBC's property policy under an assignment until the expiration of such policy.

          (c) SELLERS will provide notice in the form of claim printouts to the respective insurers of "claims made" excess liabilities policies.

     5.5  PUBLIC ANNOUNCEMENTS:  Until the Closing, the parties hereto shall
          --------------------

consult with each other and shall mutually agree upon any press release or public announcement relating to the transactions contemplated herein and will not issue any such press release or make any such public announcements prior to such consultation and agreement, except as may be required by applicable law, by obligations pursuant to any listing agreement with any national securities exchange, or that counsel deems any party should make to the investing public and its shareholders provided, that the party proposing to issue such press release or make such public announcement will use reasonable efforts to consult in good faith with the other parties before issuing any such press release or making any such public announcement.

     5.6  HART-SCOTT-RODINO FILING:  SELLERS and BUYERS shall (a) take all
          ------------------------

action necessary to make the filings required of SELLERS and BUYERS under Hart-Scott-Rodino, (b) promptly comply at the earliest practicable date with the request for additional information received by SELLERS or BUYERS from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to Hart-Scott-Rodino, and (c) each party will reasonably cooperate with the other parties in connection with the filings under Hart-Scott-Rodino and shall coordinate responses and establish reasonable schedules and deadlines in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

     5.7  OTHER TRANSACTIONS:  Unless and until this Agreement is terminated
          ------------------

pursuant to Article XI, SELLERS and CBC shall not, and shall not permit any of their Corporate Officers or directors to (a) furnish any information concerning the businesses of CBC to any person (other than the BUYERS) interested in acquiring CBC or, except in the ordinary course of business, any of its assets, or (b) solicit any offer, or enter into discussions or negotiations with respect to, any merger or sale of all or substantially all of the assets of CBC, or other acquisition transaction with respect to CBC, with any persons other than BUYERS. SELLERS shall notify BUYERS promptly upon the receipt of any such inquiry, contact or offer. SELLERS shall notify BUYERS of the terms of any proposal or offer received by SELLERS from any third party with respect to any merger or consolidation, or sale of all or substantially all of the assets, of CBC, or other acquisition transaction with respect to CBC.

     5.8  DELIVERY OF ADDITIONAL FINANCIAL STATEMENTS:
          -------------------------------------------


          (a) Until the Closing, SELLERS shall deliver to BUYERS interim consolidated financial statements of CBC as soon as practicable, but in no event later than forty-five (45) days after the end of each fiscal quarter, consisting of a balance sheet dated as of the last day of such fiscal quarter, and related statements of income and cash flow for such current and comparative prior year and fiscal quarter, prepared in accordance with GAAP and consistent with past practices, and thereafter such statements shall beconsidered CBC Financial Statements hereunder.

          (b) Until the Closing, SELLERS shall deliver to BUYERS interim consolidated financial statements of the CBG Group as soon as practicable, but in no event later than forty-five (45) days after the end of each fiscal quarter, consisting of a balance sheet dated as of the last day of such fiscal quarter, and related statements of income and cash flow for such fiscal quarter, prepared in accordance with GAAP and consistent with past practices, and thereafter such statements shall be considered CBG Group Financial Statements hereunder.

          (c) To the extent not included within the CBC Financial Statements, SELLERS shall deliver within ten (10) days after the period to which they relate, unaudited monthly financial statements of the CBC division, including a balance sheet, statements of earnings and cash flow for the periods then ended.

          (d) Until the closing, INTERSTATE shall make available to SELLERS interim consolidated financial statements of INTERSTATE, as soon as practicable but in no event later than forty-five (45) days after the end of each fiscal quarter, consisting of a balance sheet dated as of the last day of such fiscal quarter, and related statements of income, shareholders' equity and cash flow for such fiscal quarter, prepared in accordance with GAAP and consistent with past practices, and thereafter such statements shall be considered IBC Financial Statements hereunder.

     5.9  SUPPLEMENTAL DISCLOSURE:  Until the Closing, SELLERS and BUYERS shall
          -----------------------

have the continuing obligation to promptly supplement the information contained in the Schedules attached hereto with respect to any matter hereafter discovered which was in existence on the date hereof, and if known at the date of this Agreement, would have been required to be set forth or described in the Schedules.

     5.10 REGISTRATION STATEMENT:  To the extent required to consummate the
          ----------------------

transactions contemplated herein, INTERSTATE shall prepare and file with the SEC a registration statement covering the IBC Stock to be delivered to SELLERS hereunder, under the provisions of the Securities Act of 1933, as well as any applicable state blue sky laws. Such registration statement shall also cover any distribution of such IBC Stock, or any portion thereof, by RALSTON to any class of its shareholders occurring within sixty (60) days following Closing. Such registration statement shall comply in all material respects with the requirements of the Securities Act of 1933 and the rules and regulations promulgated thereunder, and with respect to information provided by INTERSTATE, will not contain any material misstatement of fact, or omit to state any material fact necessary to make the statements, in light of the circumstances under which they are made, not misleading. INTERSTATE shall update or amend such registration statement as reasonably necessary.

     5.11 PROXY STATEMENT:  Prior to the Closing, INTERSTATE shall prepare and
          ---------------

file with the SEC a proxy statement under the provisions of the Exchange Act of 1934, in connection with the meeting of shareholders of INTERSTATE to be held to approve this transaction and the issuance of the IBC Stock. Such proxy statement shall comply in all material respects with the requirements of the Exchange Act of 1934, and the rules and regulations promulgated thereunder, and with respect to the information provided by INTERSTATE, will not contain any material misstatement of fact, or omit to state any material fact necessary to make the statements, in light of the circumstances under which they are made, not misleading. INTERSTATE shall update or amend such proxy statement as necessary to comply with the Exchange Act of 1934.

     5.12 PROXY AND REGISTRATION STATEMENT INFORMATION:  SELLERS agree that (a)
          --------------------------------------------

they will provide to INTERSTATE for inclusion in the INTERSTATE proxy statement and registration statement all information concerning SELLERS and CBC necessary for the preparation of such proxy statement and registration statement, and (b) such information shall not contain any material misstatement of fact, or omit to state any material fact necessary to make the statements, in light of the circumstances under which they are made, not misleading. If at any time after the mailing of the definitive proxy statement and prior to the INTERSTATE meeting of shareholders, or if any time after the delivery of prospectuses by INTERSTATE, any event should occur that results in the information supplied by SELLERS or CBC for inclusion in the proxy statement or registration statement containing an untrue statement of a material fact, or omitting to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, SELLERS and CBC shall promptly notify BUYERS of the occurrence of such event.

     5.13 EXCHANGE LISTING:  Prior to Closing, INTERSTATE will prepare and file
          ----------------

with the New York Stock Exchange a listing application covering the IBC Stock to be delivered to SELLERS hereunder.

     5.14 REAL PROPERTY TRANSFER LAWS:  SELLERS and CBC shall comply with any
          ---------------------------

real property transfer laws which may be triggered by this transaction.

     5.15 COOPERATION:  Prior to Closing, the parties shall cooperate in
          -----------

preparing, and proceed with due diligence and in good faith in filing, any and all registration statements, filings, and other documents necessary to consummate the transactions contemplated by this Agreement.

                      ARTICLE VI  -  CONDITIONS TO CLOSING

     6.1  CONDITIONS OF BUYERS:  The obligation of BUYERS to close the
          --------------------

transactions contemplated herein is subject to the following conditions:

          (a) performance of all covenants, obligations and agreements of SELLERS contained in this Agreement required to be performed at or prior to Closing;

          (b) the representations and warranties of SELLERS contained in this Agreement shall be true and correct in all material respects as of the date hereof and remain true and correct in all material respects on the date of Closing as if such representations and warranties are being made as of the date of Closing with only those changes as are contemplated or specifically permitted by this Agreement;

          (c) the issuance of the IBC Stock, this Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the shareholders of INTERSTATE; and

          (d) the execution and delivery by SELLERS of all documents required to be delivered by this Agreement at or prior to the Closing.

BUYERS may waive any condition to Closing; provided, however, that such waiver shall not act as a waiver of any of BUYERS' available rights or remedies against SELLERS pursuant to Article X hereof.

     6.2  CONDITIONS OF SELLERS:  The obligation of SELLERS to close the
          ---------------------

transactions contemplated herein is subject to the following conditions:

          (a) performance of all covenants, obligations and agreements of BUYERS contained in this Agreement required to be performed at or prior to Closing;

          (b) the representations and warranties of BUYERS contained in this Agreement shall be true and correct in all material respects as of the date hereof and remain true and correct in all material respects on the date of Closing as if such representations and warranties are being made as of the date of Closing with only those changes as are contemplated or specifically permitted by this Agreement;

          (c) the execution and delivery by BUYERS of all documents required to be delivered by this Agreement at or prior to the Closing; and

          (d) the IBC Stock shall have been duly authorized and reserved for issuance by INTERSTATE and listed on the New York Stock Exchange, subject to official notice of issuance.

SELLERS may waive any condition to Closing; provided, however, that such waiver shall not act as a waiver of any of SELLERS' available rights or remedies
against BUYERS pursuant to    Article X hereof.

     6.3  HART-SCOTT-RODINO:  No party is obligated to close until (a) the
          -----------------

applicable waiting period (as may be extended) under Hart-Scott-Rodino shall have expired or been terminated by the appropriate governmental agency, and no challenge or objection has been made to the transactions contemplated herein, or
(b) any such challenge or objection made has been withdrawn or resolved to the satisfaction of all parties.

     6.4  NO LITIGATION:  The obligation of SELLERS and BUYERS to close the
          -------------

transactions contemplated herein is subject to the condition that, upon Closing, there shall exist no bona-fide lawsuit or other legal action (or any administrative proceeding or investigation), which challenges or seeks to enjoin or modify the transactions contemplated herein, or which, in SELLERS' or BUYERS' reasonable opinion, could materially interfere with the consummation of the transactions contemplated by this Agreement excluding, however, those actions set forth on Schedule 3.27 hereto.

                          ARTICLE VII  -  THE CLOSING

     7.1  PLACE OF CLOSING:  The Closing will be held at the offices of VCS at
          ----------------

PNC Bank Delaware, 300 Delaware Avenue, Wilmington, Delaware, or at such other place as shall be mutually agreed upon by the parties.

     7.2  DATE OF CLOSING:  The Closing shall occur on the Saturday immediately
          ---------------

following the fulfillment (which conditions shall continue to be fulfilled as of the Closing) or waiver of all conditions precedent contained herein, provided that the conditions set forth in Sections 6.1(d) and 6.2(c) with respect to certificates and legal opinions may be fulfilled as of Closing, at 10:00 a.m. Central Daylight Time, or at such time as shall be mutually agreed upon by the parties hereto; provided, however, if the conditions contained herein have not been met or waived by July 31, 1995, this Agreement shall terminate.

     7.3  EFFECTIVE TIME OF CLOSING:  The Closing shall be deemed effective at
          -------------------------

11:59 p.m. Central Daylight Time on the date of Closing.

     7.4  DELIVERY OF CLOSING DOCUMENTS:  All matters at Closing shall be
          -----------------------------

considered to take place simultaneously, and no delivery of any document shall be deemed complete until all documents are delivered and all transactions contemplated herein are completed.

                     ARTICLE VIII  -  CLOSING TRANSACTIONS

     8.1  TRANSFER OF CBC STOCK:
          ---------------------


          (a) At the Closing, VCS shall deliver to BRANDS, stock certificate(s) representing that whole number of the issued and outstanding shares of CBC Stock, duly and validly endorsed in blank by VCS for transfer, or accompanied by duly and validly executed stock powers, with all necessary stock transfer or other documentary stamps attached and any other documents that are necessary to transfer legal valid title closest or equal to (i) the total number of shares of CBC Stock issued and outstanding, multiplied
                                                                     ----------

     by (ii) a fraction, (A) the numerator of which is 220,000,000, and (B) the denominator of which is the sum of (I) 220,000,000 plus (II) the product of
                                 ---                    ----          -------

     (A) the IBC Market Price, multiplied by (B) 16,923,077.
                               ----------


          (b) At the Closing, VCS shall deliver to INTERSTATE stock certificate(s) representing that whole number of the issued and outstanding shares of CBC Stock, duly and validly endorsed by VCS for transfer, or accompanied by duly and validly executed stock powers with all necessary stock transfer or other documentary stamps attached and any other documents that are necessary to transfer legal valid title closest or equal to (i) the total number of shares of CBC Stock outstanding, multiplied by (ii) a
                                                          ----------

     fraction, (A) the numerator of which is the product of (I) the IBC Market
                                                 -------

     Price, multiplied by (II) 16,923,077 and (B) the denominator of which is
            ----------

     the sum of (I) 220,000,000 plus (II) the product of (A) the IBC Market
         ---                    ----          -------

     Price, multiplied by (B) 16,923,077.
            ----------


     8.2  PAYMENT OF CASH PURCHASE PRICE:  At the Closing, BRANDS shall pay VCS,
          ------------------------------

or its nominee, the Cash Purchase Price of $220,000,000 payable in federal or other immediately available funds.

     8.3  DELIVERY OF IBC STOCK:  As part of the consideration for the purchase
          ---------------------

of the CBC Stock, INTERSTATE will deliver to VCS, or its nominee, 16,923,077 shares of IBC Stock.
     8.4  RECEIPT:  At the Closing, after receipt of the IBC Stock and
          -------

confirmation of the receipt of the Cash Purchase Price, RALSTON or VCS shall deliver to BUYERS an appropriate receipt for the IBC Stock and the Cash Purchase Price.

     8.5  OPINION OF COUNSEL OF SELLERS:  At the Closing, SELLERS shall deliver
          -----------------------------

to BUYERS an Opinion of Counsel from counsel for SELLERS (which opinion may be made by RALSTON'S in-house counsel and which opinion is to provide that it may be relied upon by BUYERS' bank lenders), with such counsel relying on opinions of other counsel and certificates of Corporate Officers of SELLERS, VCS or CBC, as he or she deems appropriate, dated as of the Closing, to the effect that:

          (a) RALSTON is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri; VCS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and, CBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

          (b) CBC has the corporate power and authority to own its properties and assets and carry on its business, and is duly qualified and in good standing as a foreign corporation registered to do business in all fifty
     (50) states of the United States and in the District of Columbia and the Commonwealth of Puerto Rico;

          (c) VCS is the record and beneficial owner of all of the issued and outstanding CBC Stock, and the CBC Stock certificate(s) or stock powers, that have been duly executed and delivered by VCS, transfer all rights to such stock to BUYERS, or their nominee, free and clear of any and all liens, encumbrances or rights of any other party;
          (d) RALSTON has taken all action required by its Restated Articles of Incorporation and its by-laws, and VCS and CBC have taken all action required by their Certificates of Incorporation and by-laws, to authorize the execution and delivery of the Agreement, and such other agreements, instruments and documents required to be executed in connection therewith;

          (e) SELLERS and CBC have the corporate power and authority to execute and deliver the Agreement and, when executed and delivered, the Agreement, and such other agreements, instruments and documents required to be executed in connection therewith, constitute legal, valid and binding obligations of SELLERS and CBC, enforceable in accordance with their terms, except that enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity;

          (f) The execution and delivery of the Agreement, and such other agreements, instruments and documents required to be executed in connection therewith, and the consummation of the transactions contemplated therein, do not conflict with any provision of the Restated Articles of Incorporation or by-laws of RALSTON or conflict with any provision of the Certificates of Incorporation or by-laws of VCS or CBC;

          (g) The authorized and outstanding capital stock of CBC consists solely of 15 shares of CBC Stock, with all 15 shares owned of record and beneficially by VCS. All outstanding shares of CBC Stock are duly authorized, validly issued, fully paid and non-assessable, and there are no other shares of capital stock or other securities of CBC outstanding, and there are no outstanding options, warrants, preemptive rights or rights to purchase or acquire from CBC any securities of CBC, and there are no outstanding subscriptions, convertible securities or exchangeable securities of CBC; and there are no contracts, commitments, agreements, understandings, arrangements or restrictions to which CBC is a party or by which it is bound relating to any shares of capital stock or other securities of CBC, whether or not outstanding;

          (h) Neither the execution or delivery of the Agreement, and such other agreements, instruments and documents required to be executed in connection therewith, nor the consummation of the transactions contemplated therein, to the knowledge of counsel: (i) violates any statute, law, rule or regulation, or any order, award, judgment or decree of any court or governmental authority affecting CBC; (ii) violates or conflicts with, or constitutes a default under any provision of, any contract, agreement or trust to which CBC is a party or by which CBC assets are bound; (iii) causes (with or without notice, the passage of time or both), the maturity of any debt, liability or obligations of CBC to be accelerated, or increases or will increase any such liability or obligation; or (iv) requires any filing with, the notification of, or the obtaining of any authorization, consent or approval of, any federal or state governmental or regulatory authority, other than filings under Hart-Scott-Rodino, filings with the SEC and the New York Stock Exchange and licenses and permits as may be necessary for CBC to carry on its business subsequent to Closing;

          (i) Except as set forth in Schedule 3.27 of the Agreement, to the best knowledge of counsel, there does not exist any action, proceeding or investigation pending or threatened against SELLERS or CBC attempting to enjoin the Agreement or the transactions contemplated by the Agreement, and such other agreements, instruments and documents required to be executed in connection therewith; and

          (j) CBC is not (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Company Act of 1935.

     8.6  OPINION OF COUNSEL OF BUYERS:  At the Closing, BUYERS shall deliver to
          ----------------------------

SELLERS an Opinion of Counsel from counsel for BUYERS (which opinion may be made by BUYERS' in-house counsel), with such counsel relying on opinions of other counsel and such certificates of Corporate Officers of BUYERS, as he or she deems appropriate, dated as of the Closing, to the effect that:

          (a) INTERSTATE and BRANDS are corporations validly existing and in good standing under the laws of the State of Delaware;

          (b) BUYERS have the corporate power and authority to own their respective properties and carry on their respective businesses as presently conducted;

          (c) BUYERS have taken all action required by their Certificates of Incorporation and by-laws to authorize the execution and delivery of the Agreement, and such other agreements, instruments and documents required to be executed in accordance therewith;

          (d) BUYERS have the corporate power and authority to execute and deliver the Agreement and, when executed and delivered, the Agreement, and such other agreements, instruments and documents required to be executed in connection therewith, constitute legal, valid and binding obligations of BUYERS, enforceable in accordance with their terms, except that enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity;
          (e) The execution and delivery of the Agreement, and such other agreements, instruments and documents required to be executed in connection therewith, and the consummation of the transactions contemplated therein, do not conflict with any provision of the Certificates of Incorporation or by-laws of BUYERS;

          (f) Neither the execution or delivery of the Agreement, and such other agreements, instruments and documents required to be executed in connection therewith, nor the consummation of the transactions contemplated therein, to the knowledge of counsel: (i) violates any statute, law, rule or regulation, or any order, award, judgment or decree of any court or governmental authority affecting BUYERS; (ii) violates or conflicts with, or constitutes a default under any provision of, any contract, agreement or trust to which BUYERS are a party, or by which BUYERS' assets are bound;
     (iii) causes (with or without notice, the passage of time or both), the maturity of any debt, liability or obligation of BUYERS to be accelerated, or increases or will increase any such liability or obligation; or (iv) requires any filing with, the notification of, or the obtaining of any authorization, consent or approval of any federal governmental or regulatory authority, other than filings under Hart-Scott-Rodino and filings with the SEC and New York Stock Exchange;

          (g) The IBC Stock issued to SELLERS pursuant to the Agreement has been duly authorized and is validly issued, fully paid and non-assessable.
      To counsel's best knowledge, there are no outstanding options, warrants, preemptive rights or rights to purchase or acquire from INTERSTATE any securities of INTERSTATE (except those issued pursuant to INTERSTATE'S 1991 Stock Option Plan), and there are no outstanding subscriptions, convertible securities or exchangeable securities of INTERSTATE and there are no contracts, commitments, agreements, understandings, arrangements or restrictions to which CBC is a party or by which it is bound relating to any shares of capital stock or other securities of CBC, whether or not outstanding. The IBC Stock has been authorized for listing on the New York Stock Exchange, subject only to official notice of issuance;

          (h) The registration statement (if applicable), and the proxy statement (other than information provided by SELLERS or CBC) comply as to form in all material respects with the requirements of the Securities Act of 1933 and the Exchange Act of 1934, respectively, and the rules and regulations of the SEC (except that counsel does not express an opinion as to financial statements, schedules and other financial, statistical and factual information contained in the registration statement or the proxy statement);

          (i) Based on counsel's conversations and correspondence with the staff of the SEC, the registration statement (if applicable), has become effective under the Securities Act of 1933 and the proxy statement has become effective under the Exchange Act of 1934 and, to the knowledge of counsel, no stop orders suspending the effectiveness of the registration statement or the proxy statement have been issued, and no proceedings for that purpose have been instituted or threatened by the SEC; and

          (j) Except as set forth on Schedule 4.5, to counsel's knowledge, there does not exist any action, proceeding or investigation pending or threatened against INTERSTATE attempting to enjoin the Agreement or the transactions contemplated by the Agreement, and such other agreements, instruments and documents required to be executed in connection therewith.

     8.7  GOOD STANDING CERTIFICATES:  At the Closing, SELLERS shall deliver to
          --------------------------

BUYERS a Certificate of Good Standing for CBC from the Secretary of State for the State of Delaware, dated not more than fifteen (15) days prior to Closing, with bring-down certificates as of the date of Closing; and BUYERS shall deliver to SELLERS Certificates of Good Standing for BUYERS from the Secretary of State for the State of Delaware, dated not more than fifteen (15) days prior to Closing, with bring-down certificates as of the date of Closing.

     8.8  CORPORATE RESOLUTIONS OF SELLERS:  At the Closing, SELLERS shall
          --------------------------------

deliver to BUYERS a copy of the resolutions adopted by the Board of Directors of RALSTON (or its Executive Committee), and a copy of the resolutions adopted by the Board of Directors of VCS, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, duly certified to as of the Closing by the appropriate corporate secretary or assistant secretary.

     8.9       CORPORATE RESOLUTIONS OF BUYERS:  At the Closing, BUYERS shall
               -------------------------------

deliver to SELLERS a copy of the resolutions adopted by the Board of Directors of INTERSTATE (or its Executive Committee), and a copy of the resolutions adopted by the Board of Directors of BRANDS, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, duly certified to as of the Closing by the appropriate corporate secretary or assistant secretary. BUYERS shall also deliver to SELLERS resolutions of the shareholders of INTERSTATE approving the transactions contemplated herein, certified by a corporate secretary or assistant secretary of INTERSTATE.

     8.10 CERTIFICATE OF INCORPORATION AND BY-LAWS OF CBC:  At the Closing,
          -----------------------------------------------

SELLERS shall deliver to BUYERS (a) a copy of the Certificate of Incorporation of CBC duly certified by the Secretary of State of the State of Delaware dated not more than five (5) days prior to the date of the Closing, (b) by-laws of CBC duly certified to as of the date of the Closing by a corporate secretary or assistant secretary of CBC, and (c) the original corporate minute books and stock transfer records of CBC. The minute books shall reflect the cancellation of inter-company receivables and payables described in Section 3.50 of this Agreement.

     8.11 SOFTWARE ASSIGNMENTS:  At the Closing, SELLERS shall deliver to CBC
          --------------------

valid assignments or sublicenses for such computer software agreements or licenses in SELLERS' name which are being used by CBC, as may be mutually agreed by the parties, to the extent such assignments are permitted under such computer software agreements or licenses. Consents to assign the software shall be obtained to the extent such assignments are not permitted under such software agreements or licenses.

     8.12 CERTIFICATE OF SELLERS:  At the Closing, SELLERS shall deliver to
          ----------------------

BUYERS certificates signed by a corporate officer of RALSTON and a corporate officer of VCS, on behalf of SELLERS, dated as of the Closing, certifying as to the truth and accuracy of the representations and warranties made by SELLERS in this Agreement, and reaffirming and remaking such representations and warranties of SELLERS as of the Closing, substantially in the form of Exhibit D.

     8.13 CERTIFICATE OF BUYERS:  At the Closing, BUYERS shall deliver to
          ---------------------

SELLERS certificates, signed by a senior officer of INTERSTATE and a senior officer of BRANDS, on behalf of BUYERS, dated as of the Closing, certifying as to the truth and accuracy of the representations and warranties made by BUYERS in this Agreement, and reaffirming and remaking such representations and warranties of BUYERS as of the Closing, substantially in the form of Exhibit E.

     8.14 LEASE AGREEMENTS:  At the Closing, SELLERS, or their nominee, and
          ----------------

BUYERS and/or CBC shall execute lease agreements, substantially in the form of Exhibits F and G, for the lease by SELLERS to BUYERS and/or CBC of (a) part of the CBC general headquarters building located in St. Louis, Missouri; and (b) the CBC research and development facility located in St. Louis, Missouri.

     8.15 TRANSITION SERVICES AGREEMENT:  At the Closing, RALSTON and BUYERS
          -----------------------------

and/or CBC shall execute and deliver a Transition Services Agreement, substantially in the form of Exhibit H.

     8.16 SHAREHOLDER AGREEMENT:  At the Closing, RALSTON and INTERSTATE shall
          ---------------------

execute and deliver a Shareholder Agreement, substantially in the form of
Exhibit I.

     8.17 NON-COMPETITION AGREEMENT:  At the Closing, SELLERS and BUYERS shall
          -------------------------

execute and deliver a Non-Competition Agreement, substantially in the form of Exhibit J.

     8.18 TAX SHARING AGREEMENT:  At the Closing, SELLERS and BUYERS and/or CBC
          ---------------------

shall execute and deliver a Tax Sharing Agreement, substantially in the form of Exhibit K.

     8.19 RESIGNATIONS OF CBC CORPORATE OFFICERS:  At the Closing, SELLERS shall
          --------------------------------------

deliver to BUYERS the executed resignations, dated as of the date of the Closing and effective immediately prior to the Effective Time of Closing, for all of the Corporate Officers and directors of CBC.

     8.20 CONSENTS:  At the Closing, SELLERS and CBC shall deliver to BUYERS any
          --------

consents from third parties required in connection with the execution, delivery and performance of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, and the consummation of the transactions contemplated herein and therein.

     8.21 TRANSFER OF NON-PRODUCTIVE ASSETS:  Immediately prior to Closing, CBC
          ---------------------------------

will assign and transfer to RALSTON, or its nominee, title to any Non-productive Assets which have not been otherwise assigned or transferred prior to that date.

     8.22 UCC SEARCH RESULTS:  At or before Closing, SELLERS and CBC shall
          ------------------

deliver to BUYERS (at SELLERS' cost) the results of a recent search of the Uniform Commercial Code, judgment, and tax lien filings which have been filed with respect to personal property of CBC in each jurisdiction where CBC Bakeries are located, and the results of such searches shall be satisfactory to BUYERS.

     8.23 ANCILLARY DOCUMENTS:  At the Closing, SELLERS shall deliver to BUYERS
          -------------------

all assignments, sublicenses, bills of sale or other instruments, in form acceptable to BUYERS, as may be necessary or reasonably requested by BUYERS in order to effectively sell, convey, transfer and assign to CBC good and marketable title to all assets used in CBC'S business or operations.

                      ARTICLE IX  -  ADDITIONAL COVENANTS

     9.1  COMMISSIONS AND FEES:  Each party hereto shall pay any and all
          --------------------

finder's fees, brokerage commissions or like costs or charges to be paid by reason of the transactions contemplated herein that may have been incurred by such party.
     9.2  COSTS AND EXPENSES:  SELLERS shall pay their own and CBC'S costs and
          ------------------

expenses, including fees of attorneys, accountants and financial advisors, necessary in the preparation of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, and the consummation of the transactions contemplated herein and therein. BUYERS shall pay their own costs and expenses, including fees of attorneys, accountants and financial advisors, necessary in the preparation of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, and the consummation of the transactions contemplated herein and therein.

     9.3  WARN NOTICE:  BUYERS shall be responsible for determining if, as a
          -----------

result of the consummation of the transactions contemplated by this Agreement, the number of CBC Employees who would experience an "employment loss" as defined by Section 2101 of WARN is sufficient to require notification pursuant to WARN.
 If it is so determined, BUYERS shall provide the proper notice required by WARN to any affected CBC Employees and such other parties required by WARN. BUYERS shall reimburse SELLERS for any Losses incurred by SELLERS, or any of them, as a result of the WARN notice provided, or of the failure to provide such WARN notice.

     9.4  WORKERS' COMPENSATION CLAIMS:  After the Closing, CBC shall remain
          ----------------------------

responsible for any and all Workers' Compensation Claims, whether arising or occurring prior to or following Closing. After the Closing, SELLERS shall use their best efforts to assist BUYERS and CBC in pursuing any and all claims that SELLERS or CBC may have against any excess coverage insurance carriers for CBC workers' compensation claims that have arisen prior to or after Closing, including any claims that have arisen prior to SELLERS' acquisition of CBC in 1984. Any payments made to SELLERS by any such carriers shall be promptly paid to BUYERS without any set-off, reduction or holdback whatsoever.

     9.5  RALSTON IDENTIFICATION:  Immediately after Closing, BUYERS and CBC
          ----------------------

shall eliminate any oral use of any mark, name or term presently used in the business and operations of CBC which indicates affiliation with RALSTON, including, but not limited to, the following designations: "Ralston Purina Company," "Ralston Purina," "Ralston," "Purina," "Checkerboard Square," or "Checkerboard." After Closing, neither CBC nor the BUYERS shall purchase property of any kind which contains any such mark, name or term, or any other similar mark or logo indicating such affiliation including, but not limited to, signs, advertising and promotional materials, stationery, checks, purchase orders, packaging materials, vouchers and other similar items. With respect to existing inventories, CBC shall eliminate the use of such marks, names or terms and other similar mark or logo as soon as practicable, but in no event more than six (6) months after Closing; provided, however, with respect to the use of the "Checkerboard Square" designation as an address on packaging, CBC shall eliminate such use no more than nine (9) months following Closing.

     9.6  BANK ACCOUNTS:
          -------------


          (a) Until the Closing, RALSTON shall continue to employ cash management practices consistent with those employed immediately prior to the date of this Agreement, including:

               (i) continuing to collect funds generated from the business or operations of CBC from bank accounts and bank lock boxes of RALSTON or CBC and through RALSTON'S standard depository transfer system;
               (ii) continuing to fund the bank accounts of RALSTON or CBC in connection with cash disbursements related to the business or operations of CBC; and

               (iii) continuing to adjust accordingly the inter-company account of CBC with RALSTON.

          (b) All collection, concentration and disbursement bank accounts used exclusively in the business or operations of CBC existing as of the date of Closing (the "CBC Accounts") shall be transferred at Closing to BUYERS or to CBC. Any and all cash and checks held by CBC or retained in CBC Accounts as of the opening of business on the first Business Day following Closing, as well as any and all checks deposited in CBC bank lock boxes prior to the close of business on such first Business Day following Closing ("CBC Cash"), shall be retained by CBC. BUYERS shall assume liability with respect to all checks, drafts or other withdrawal instruments, related to the operation of the CBC business prior to Closing, which are written on any of the CBC Accounts prior to, but not cleared as of, Closing (the "Uncleared CBC Checks"); RALSTON shall retain liability with respect to all other checks, drafts or other withdrawal instruments which are written on any bank accounts other than the CBC Accounts, but which are not cleared as of Closing. Notwithstanding the above, if the value of the Uncleared CBC Checks is more than the value of the CBC Cash, RALSTON shall pay to BUYERS an amount equal to such excess. The adjustment and payment by RALSTON to BUYERS provided for in the immediately preceding sentence shall be calculated on a weekly basis after Closing until sixty (60) days following Closing, at which time all remaining amounts related to the Uncleared CBC Checks shall be settled between the parties. If the value of the Uncleared CBC Checks is less than the CBC Cash, BUYERS shall pay to RALSTON an amount equal to such shortfall. Prior to any such payment, RALSTON shall have the opportunity to review the books and records of CBC and to confirm transactions with banks utilized by CBC in order to verify amounts to be paid by either party.

          (c) All bona fide checks and instruments deposited in RALSTON accounts or CBC Accounts prior to Closing and related to the operations of CBC which are returned to such accounts thereafter shall be assigned to and shall become the responsibility of BUYERS, and BUYERS shall reimburse RALSTON as soon as practicable after Closing for all such items returned to RALSTON accounts upon the transfer to BUYERS of rights relating to such checks or instruments. All checks or other amounts deposited in RALSTON accounts following Closing and related to the operations of CBC shall be remitted by RALSTON to BUYERS as soon as practicable after Closing.

     9.7  INTER-COMPANY SERVICES AND LOANS:  All inter-company services shall
          --------------------------------

terminate as of the Closing unless otherwise provided for in the agreements which are attached hereto as Exhibits. Except as set forth in Section 9.8, the inter-company receivables or payables, including those resulting from terminated inter-company services, and all loans existing between CBC and RALSTON or any of RALSTON's subsidiaries shall be written off as of Closing by means of cancellation, capital contribution or dividend, as the case may be. The items which shall be written off as of Closing by means of cancellation, capital contribution or dividend are generally described on Schedule 9.7.

     9.8  INTER-COMPANY TRADE RECEIVABLES AND PAYABLES:  All inter-company trade
          --------------------------------------------

receivables and payables arising out of bona-fide sales of inventories, finished products, raw materials or other tangible goods, or related to any promotional or marketing program, which sales were made in the ordinary course of business consistent with past practice, shall be treated as trade receivables or payables arising in the ordinary course of business, and shall not be canceled as of Closing.

     9.9  BUSINESS RELATIONSHIPS:  Within five (5) Business Days after the
          ----------------------

Closing, BUYERS or CBC shall notify all banking institutions used by CBC that CBC has been acquired by BUYERS. In addition, BUYERS or CBC, and RALSTON shall notify, in writing or by publication, the customers and suppliers of CBC that CBC has been acquired by BUYERS, and that the payment of any account receivable shall be paid directly to CBC.

     9.10 INSURANCE PROCEEDS:
          ------------------


          (a) In the event SELLERS receive any amount of insurance proceeds (other than self-insurance and insurance related to Employee Benefit Plans, lost profits or business interruption) in connection with any insurance policy providing coverage for the properties, assets, and business of CBC for events arising after the date hereof, SELLERS shall promptly notify BUYERS of the receipt of such proceeds, and with respect to amounts received prior to Closing, shall retain and deliver the aggregate amount of such insurance proceeds, net of any amount of such proceeds used to replace or repair any properties or assets, to BUYERS at Closing, and shall promptly deliver to BUYERS any such additional proceeds received after the Closing; provided, however, that to the extent any such proceeds relate to Retained Obligations, RALSTON shall retain all such related proceeds.

          (b) In the event SELLERS, subsequent to the Closing, receive any amount of insurance proceeds (other than self-insurance and insurance related to Employee Benefit Plans, lost profits or business interruption) in connection with any insurance policy providing coverage for the properties, assets, business and operations of CBC (including any proceeds received under any general liability, workers' compensation or excess coverage policy) then SELLERS shall promptly deliver all of such proceeds to BUYERS, without any set-off, reduction or hold back whatsoever, provided, however, that to the extent any such proceeds relate to Retained Obligations, RALSTON shall retain all such related proceeds.

     9.11 FURTHER ACTION:  Subsequent to the Closing, SELLERS, BUYERS and CBC
          --------------

shall each take such further action as may be reasonably requested by the other in order to carry out the terms of this Agreement, and such other agreements, instruments and documents required to be executed in connection herewith, and consummate the transactions contemplated herein and therein. The parties shall, on request, cooperate with one another by furnishing any additional information, executing and delivering any additional documents and instruments, including contract assignments, bills of sale and third party consents, and doing any and all such other things as may be reasonably required by the parties or their counsel. In connection with the liabilities assumed or retained by BUYERS and CBC pursuant to this Agreement, and the assumption or retention by SELLERS of other liabilities associated with the CBC business, each of the parties hereto shall, and shall cause their affiliates and employees to, aid, cooperate with and assist the other party or parties in their defense of such assumed or retained litigation or liabilities, by, among other things, providing such other party or parties with full access to pertinent records at such times as such other party or parties may reasonably request, and making available for depositions, testimony or other consultation, such officers, employees, or agents as such party or parties may reasonably request without cost to such party or parties except for reimbursement by it or them of reasonable out-of-pocket expenditures incurred in connection with such cooperation and assistance.

     9.12 SAFE HARBOR LEASE AGREEMENTS:  In regard to each Safe Harbor Lease
          ----------------------------

Agreement set forth on Schedule 3.20, BUYERS and CBC shall:
          (a) make all payments that may be due a lessor as a result of a voluntary termination of a lease after Closing, including, but not limited to, a voluntary termination that may be caused by an election under Section 338 of the Code, abandonment or sale of the leased property or use of the leased property outside of the United States;

          (b) make all payments that may be due a lessor as a result of an involuntary termination of a lease after Closing, including, but not limited to, an involuntary termination caused by a casualty loss to the leased property; and

          (c) make all payments that may be due a lessor as a result of any failure of CBC or BUYERS to properly maintain a lease after Closing including, but not limited to, making incorrect CBC federal tax filings with the IRS, improper record retention or failure to give proper notice under a lease.

     9.13 GUARANTEES OF RALSTON:  As soon as practicable following the Closing,
          ---------------------

BUYERS and CBC shall use their reasonable efforts, with the cooperation of RALSTON, to obtain the complete release and discharge of RALSTON from all guarantees, letters of credit, contingent liabilities (other than those which arise pursuant to this Agreement and the agreements contemplated hereby) and hold harmless agreements (including any obligations upon any renewal or extension) related to the business, assets or operations of CBC, or any liability of CBC for which RALSTON is obligated as a guarantor or assignor or otherwise liable (including, without limitation, any letter of credit or guarantees with respect to Workers' Compensation Claims) (the "Guarantees"). Without limiting the provisions of this Section 9.13, to the Knowledge of SELLERS, all Guarantees, including expiration dates, are set forth on Schedule
9.13. In the event that BUYERS are unable to obtain any such release, BUYERS agree that: (a) they shall not extend the term or otherwise modify any such Guarantees in a manner which would expand RALSTON'S financial exposure; (b) they shall use their reasonable efforts to substitute themselves or an affiliate as primary guarantor of such Guarantees; (c) BUYERS or CBC shall not assign any such obligation or transfer, sell or assign any assets securing such Guarantees, other than to an entity controlled by or under common control with either BUYERS or CBC unless RALSTON is released and discharged of all liabilities with respect to such Guarantees; and (d) BUYERS and CBC shall reimburse RALSTON for any and all costs, expenses and Losses associated with maintaining or satisfying such Guarantees. For such period as any Guarantees remain outstanding, RALSTON shall have the right to review BUYERS' or CBC's claims handling procedures with respect to claims which are the subject of such Guarantees.

     9.14 SURETY BONDS:  After Closing, BUYERS and CBC shall use their
          ------------

reasonable efforts to replace surety bonds, which are provided by RALSTON and presently being used by CBC in the operation of its business, and any related indemnification agreements, with surety bonds provided by BUYERS or CBC.
Without limiting the provisions of this Section 9.14, to the Knowledge of SELLERS, all surety bonds are set forth on Schedule 9.13. Until such bonds and indemnification agreements are replaced, BUYERS and CBC shall reimburse RALSTON for any and all costs, expenses or Losses associated with maintaining such bonds and agreements or reimbursing any claims made thereunder, and RALSTON shall have the right to review BUYERS' or CBC'S claim handling procedures with respect to claims which are the subject of such bonds and agreements.

     9.15 RECORDS:  Subsequent to the Closing, each party shall provide, or
          -------

cause to be provided, to the other and their representatives, reasonable access (for the purpose of examining and copying during normal business hours) to the books and records of CBC or RALSTON (insofar as they relate to CBC), including, but not limited to, accounting and tax records, sales and purchase documents, notes, memoranda, test records and any other electronic or written data ("Records") pertaining to periods or occurrences prior to Closing. To the extent deemed necessary by SELLERS, SELLERS may cause CBC to provide copies of such Records to them prior to Closing, or BUYERS shall cause CBC to provide such copies as soon as practicable following Closing. Unless otherwise consented to in writing by the other, the parties shall not, for a period of ten (10) years following the Closing, destroy, alter or otherwise dispose of any of the books and records of CBC (or RALSTON insofar as they relate to CBC) pertaining or relating to periods prior to Closing and, notwithstanding any other provision of this Section 9.15, no party to this Agreement shall destroy, alter or otherwise dispose of any tax or accounting records of CBC (or RALSTON insofar as they relate to CBC) without the written consent of all other parties to this Agreement.

     9.16 EMPLOYEE BENEFIT PLAN MATTERS:
          ------------------------------


          (a)  CBC Employee Benefit Plans and Liabilities.  It is expressly
               ------------------------------------------

     understood and agreed to by the parties that, except as set forth in
     Section 9.16(c)(iii), BUYERS and CBC shall, on Closing, assume or retain, as the case may be, all liabilities and obligations arising under those Employee Benefit Plans maintained solely by CBC. Such liabilities and obligations shall include, but not be limited to, all retiree health obligations arising under the CBC Health Plans.

          (b)       RALSTON Employee Benefit Plans and Liabilities.
                    ----------------------------------------------


                       (i) It is expressly understood and agreed to by the parties that, except as set forth in Sections 9.16(b)(ii) and (iii) and in Sections 9.16(d)(ii) and (iii), neither BUYERS nor CBC are, with respect to those CBC Participants who participate in any Employee Benefit Plan maintained by RALSTON individually or jointly with any of its subsidiaries (including CBC), assuming any liabilities or obligations arising under such plans, and that such liabilities and obligations shall remain the sole and complete responsibilities of SELLERS. Such liabilities and obligations shall include, but not be limited to, any liabilities or obligations arising under, or related to, the Purina Retirement Plans, and any obligation to make contributions to the RALSTON SIP or any obligation to repay any debt associated with the ESOP Stock held in the RALSTON SIP.

                       (ii) BUYERS agree to assume those retiree health and life insurance obligations owed to CBC Participants under the terms of the Purina Comprehensive Health Plan, the Group Life Plan, the Executive Health Plan and the Executive Retiree Life Plan. Further, with the exception of the disability benefits provided under the terms of the Purina Retirement Plan for Production Employees, BUYERS agree to assume all disability benefit obligations owed to those CBC Employees who are on disability leave as of Closing. For purposes of the immediately preceding sentence, such disability benefit obligations consist of disability benefits arising under the Long Term Disability Plan, the installment disability component of the Group Life Plan and the Purina Comprehensive Health Plan.

                       (iii) BUYERS shall adopt and assume, as of the date of the Closing, the RALSTON ESP and the liabilities thereunder, with respect to all CBC Participants entitled to benefits under the provisions of the Plan. As of the date of the Closing, BUYERS will be substituted for RALSTON as the plan sponsor under the Plan with full authority to maintain and amend the Plan. As of the date of Closing, RALSTON shall assign its entire interest in the RALSTON ESP trust fund to BUYERS and shall cause the trustee of such trust to consent to such assignment. RALSTON shall, during the period ending with the date of such assignment, administer the RALSTON ESP in the ordinary course and in accordance with its Plan provisions. From and after the Closing, RALSTON shall cease to have any liability or obligation whatsoever with respect to CBC Participants under the RALSTON ESP, and BUYERS shall assume and shall be solely responsible for all liabilities and obligations whatsoever relating to benefits, including the outstanding balance of any loans made pursuant to ERISA Section 408(b)(1) and Code Section 4975(d)(1), under the RALSTON ESP.

          (c)  Participation of CBC Employees in SELLERS' Plans After Closing.
               --------------------------------------------------------------


                         (i) RALSTON shall, subject to the consummation of the transactions contemplated by this Agreement, take whatever action it deems in its sole discretion to be necessary or appropriate regarding the participation of the CBC Participants in the Employee Benefits Plans maintained by RALSTON individually or jointly with any of its subsidiaries (including CBC); provided, however, that promptly after the date of the Closing, RALSTON shall amend the Purina Retirement Plans to provide that benefit accruals thereunder for the CBC Participants shall cease as of the date of the Closing and that all benefits accrued by the CBC Participants under such plans shall be fully vested. The parties hereto understand and agree that neither BUYERS nor CBC shall assume any liabilities or obligations under such Employee Benefit Plans maintained by RALSTON individually or jointly with any of its subsidiaries (including
           CBC), nor do BUYERS or CBC have, except as provided in Sections 9.16(d)(ii) and (iii), any right to any assets under such Plans.

                         (ii) Notwithstanding the above, if BUYERS and SELLERS agree at or prior to Closing, the participation of any CBC Participants in any Employee Benefit Plan maintained by RALSTON individually or jointly with any of its subsidiaries (including CBC) which is an "employee welfare benefit plan" (within the meaning of ERISA Section 3(1)) may be extended beyond the Closing, at BUYERS' and CBC's expense, for the purpose of facilitating the transition between the employee benefit plans of SELLERS and BUYERS.

                    (iii) Prior to Closing, RALSTON and CBC shall take all action necessary for RALSTON to assume sponsorship of the Employee Pension Plan of Continental Baking Company and its Subsidiaries. It is expressly understood and agreed to by the parties that, in connection with such assumption, neither BUYERS nor CBC shall have responsibility for any liabilities and obligations arising under, or relating to, such plan, and that such liabilities and obligations shall be the sole and complete responsibility of SELLERS.

          (d)  Treatment of CBC Employees by BUYERS after Closing.
               --------------------------------------------------


                    (i) Except as provided in Sections 9.16(d)(ii) and (iii), neither BUYERS nor CBC shall have any obligation to establish new plans, or amend existing plans, to provide any particular benefit for any CBC Participant. Effective as of the Closing, all CBC Employees who are not covered by a collective bargaining agreement (and the spouses, dependents, beneficiaries and alternate payees of such CBC Employees) shall become participants in the employee benefit plans and programs maintained by BUYERS upon terms and conditions which are no less favorable than those afforded BUYERS' other similarly situated employees (and their spouses, dependents, beneficiaries and alternate payees), and such CBC Employees shall, accordance with Section 9.16(f), receive credit for their terms of service with CBC under such plans and programs available to BUYERS' other similarly situated employees.

                       For purposes of this Section 9.16(d)(i), BUYERS agree to assume liability for all claims incurred by CBC Participants under the CBC Health Plans prior to Closing that have not been paid as of Closing. Liability for all claims incurred by CBC Participants under the Purina Comprehensive Health Plan prior to Closing, meanwhile, shall remain the sole and complete responsibility of SELLERS. For purposes of the immediately preceding sentence, medical and dental services are incurred when the CBC Participant is provided with medical or dental care notwithstanding any provision of the Purina Comprehensive Health Plan to the contrary. Also, for purposes of satisfying the applicable deductibles and maximum out-of-pocket limits under BUYERS' health plans, the CBC Participants shall receive credit for payments made during calendar 1995 under the CBC Health Plans or the Purina Comprehensive Health Plan, as the case may be.

                       For purposes of this Section 9.16(d)(i), BUYERS agree further to assume the continuation of coverage obligations arising under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, with respect to those collectively bargained CBC Employees (or their dependents) who have elected such continuation coverage under the Purina Comprehensive Health Plan.
               (ii) Notwithstanding Section 9.16(d)(i) above, but subject to the provisions of Section 9.16(f), BUYERS and CBC agree, subject to the conditions set forth below, to provide the following benefits to certain CBC Participants: (A) with respect to those CBC Employees who are covered by a collective bargaining agreement to which CBC is a party, the benefits (other than the disability benefits provided under the Purina Retirement Plan for Production Employees) required to be provided under the terms of such collective bargaining agreements; (B) with respect to those CBC Participants who, as of the Closing, are receiving retiree health benefits under the Purina Comprehensive Health Plan, retiree health benefits identical to those provided to such CBC Participants under the terms of the Purina Comprehensive Health Plan; and (C) with respect to those CBC Employees who are on disability leave as of the Closing, disability benefits identical to those provided to such CBC Employees under the terms of the Long Term Disability Plan, the Short Term Salary Continuation Plan, the CBC Sickness and Accident Policy and the installment disability component of the Group Life Plan. As a condition to the provision of such benefits by BUYERS and CBC, if there are any employee benefit plan reserves or deposits that relate to the employee benefit liabilities assumed by BUYERS and CBC under this Section 9.16(d)(ii), such reserves or deposits shall be transferred or credited to the appropriate employee benefit plan maintained by BUYERS which provides similar benefits to the transferor plan (or if any such reserves are non-transferable, such reserves shall be used for the benefit of the CBC Employees); provided, however, that in the event that BUYERS and CBC are required to maintain an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) for any CBC Employees in order to comply with the terms of a collective bargaining agreement, no such transfer of assets shall occur, but rather, the accrued benefits of the CBC Employees under such plans maintained by BUYERS shall be offset by the accrued benefits of such CBC Employees as of Closing under the Purina Retirement Plans. For purposes of the immediately preceding sentence, all reserves or deposits which shall be transferred to BUYERS' plans pursuant to this Section 9.16(d)(ii) shall be calculated in accordance with the procedures set forth on
           Schedule 9.16(d)(ii).

                         (iii) Notwithstanding Section 9.16(d)(i), BUYERS and CBC shall take all actions necessary to establish, effective as of the Closing, an IRS tax-qualified defined contribution plan sponsored by BUYERS or CBC, and which will be subject to Section 401(k) of the Code. BUYERS and CBC shall, in such plan, provide each CBC Participant credit for the term of service and the value of any account balance, as applicable, credited to such CBC Participant as of the Closing under the terms of the RALSTON SIP. RALSTON shall provide BUYERS or CBC, as soon as practicable after the Closing, a list of the CBC Participants in the RALSTON SIP. As soon as practicable following the Closing, RALSTON shall direct the Trustees for the RALSTON SIP trust to transfer to the trustee or other funding agents of BUYERS' plan, an amount in cash, the notes associated with the outstanding balance of any loans made pursuant to ERISA Section 408(b)(1) and Code Section 4975(d)(1) and those certain guaranteed investment contracts which BUYERS have agreed to accept equal to the account balances as of the date of transfer attributable to the CBC Participants in the RALSTON SIP. In connection with the transfer, RALSTON and BUYERS shall cooperate in making any and all appropriate filings required under the Code and ERISA; provided, that no transfer shall take place until the earlier of: (A) the receipt of a favorable IRS determination letter with respect to the tax-qualification of BUYERS' plan under Section 401(a) of the Code, and that the trust established thereunder is exempt from federal income tax under Section 501(a) of the Code and a written representation from BUYERS which accurately states that nothing has occurred with respect to BUYERS' plan subsequent to the date of the determination letter which has caused it to lose its qualified status; (B) the adoption of a standardized prototype 401(k) plan by BUYERS; or (C) a written representation from BUYERS which accurately states that the new plan satisfies or will satisfy all conditions with respect to tax qualification under Section 401(a) of the Code, and that the trust established thereunder is or will be exempt from tax under Section 501(a) of the Code. RALSTON shall, during the period ending with the date of complete transfer of assets and liabilities, administer the RALSTON SIP in the ordinary course and in accordance with its plan provisions. From and after the date of transfer, RALSTON shall cease to have any liability or obligation whatsoever with respect to those assets transferred to BUYERS' plan, and BUYERS and CBC shall assume and shall be solely responsible for all liabilities and obligations whatsoever relating to such transferred assets.

               (e)  Multiemployer Plans.  BUYERS and CBC shall assume or retain,
                    -------------------

     as the case may be, any liability existing now or in the future arising under any Multiemployer Plan to which CBC contributes or is required to contribute, including but not limited to, any withdrawal liability caused by the transactions contemplated herein, or by BUYERS' and CBC'S actions after the Closing.

               (f)  Modification or Replacement of Employee Benefit Plans.
                    -----------------------------------------------------

     BUYERS intend to review the Employee Benefit Plans sponsored or maintained solely by CBC and those benefit obligations which they have agreed to assume pursuant to this Section 9.16 and, except as otherwise provided pursuant to collective bargaining agreements, BUYERS may modify, replace or eliminate any such Employee Benefit Plans and benefit obligations; provided, that BUYERS and CBC shall indemnify and hold harmless each of the SELLERS and their officers, directors, employees and agents, and SELLERS' employee benefit plans and their fiduciaries and agents, against any and all Losses incurred in connection with or arising out of such modifications, replacements or other actions taken with respect to the retiree health and life insurance benefit obligations and the disability benefit obligations assumed by BUYERS, and provided further, that for a period of one year from the date of Closing, BUYERS agree to retain the standard CBC Severance Pay Plan with respect to those CBC Employees who would otherwise be entitled to a lower severance benefit under BUYERS' severance pay plan. If any Employee Benefit Plan is replaced by a plan or program of BUYERS, or if any individuals employed by CBC on the date of Closing otherwise become eligible to participate in any employee benefit plans or programs of BUYERS, such employees shall receive credit for their term of service with CBC for purposes of determining their eligibility for participation and vesting under such plans or programs of BUYERS, but not, except as otherwise provided in this Section 9.16, for purposes of benefit accrual.

               (g)  Executive Benefit Plans.  Except as provided in Section
                    -----------------------

     9.16(b)(ii) with respect to retiree health and retiree life obligations arising under the Executive Health Plan and Executive Retiree Life Plan, respectively, SELLERS shall retain all other liabilities with respect to the CBC Participants arising out of their participation prior to Closing in the Deferred Compensation Plan for Key Employees, the Executive Savings Investment Plan, the Executive Health, Retiree Life and Disability Plans, the Personal Financial Planning Program, the Supplemental Retirement Plan and the 1988 Incentive Stock Plan.

               (h)  Assistance After Closing.  Subsequent to the date of
                    ------------------------

     Closing, the parties agree to assist one another with respect to certain employee benefit matters in the manner set forth in the Transition Services Agreement. Furthermore, the parties agree to cooperate and assist one another, in a mutually acceptable fashion, with the exchange of information relating to the participation of a CBC Participant in either party's employee benefit plans after Closing.

     9.17 CONFIDENTIALITY AGREEMENT:  The Confidentiality Agreement shall remain
          -------------------------

in full force and effect until Closing, and if this Agreement is terminated pursuant to Article XI, such Confidentiality Agreement shall continue in accordance with its terms.

     9.18 TAX ELECTION:  BUYERS shall not make a Section 338(h)(10) election
          ------------

under Section 338 of the Code with respect to the acquisition of the CBC Stock or the operations of CBC.

     9.19 RESALE OF CBC STOCK:  For a period of two (2) years following the
          -------------------

Closing, BUYERS shall not offer, sell or distribute the shares of CBC Stock received in this transaction unless and until one of the following conditions occurs: (a) receipt by RALSTON of an opinion of independent legal counsel acceptable to RALSTON that such offer, sale or other distribution may be effected without any registration under the Securities Act of 1933 and any applicable state securities laws; or (b) such shares of CBC Stock have been made the subject of an effective registration under the Securities Act of 1933 and any applicable state securities laws.

     9.20 INTERSTATE GUARANTEE:  INTERSTATE agrees to cause BRANDS and,
          --------------------

following Closing, CBC, to perform each and every obligation to be performed by any of them pursuant to this Agreement or any other agreement referred to herein. INTERSTATE hereby unconditionally and irrevocably guarantees to RALSTON the full observation and performance of all representations and warranties (for so long as they survive), which are assumed or made by BRANDS hereunder or thereunder.

     9.21 RALSTON GUARANTEE:  RALSTON agrees to cause VCS, and prior to Closing,
          -----------------

CBC to perform each and every obligation to be performed by them pursuant to this Agreement or any other agreement referred to herein.

                         ARTICLE X  -  INDEMNIFICATION

     10.1 INDEMNIFICATION OF BUYERS:  SELLERS shall jointly and severally
          -------------------------

indemnify and hereby hold harmless BUYERS and, after the Closing, CBC, and their nominees, affiliates, officers, directors, employees and agents harmless, against any Loss suffered as a result of:

               (a) any breach of any representation or warranty made by SELLERS in this Agreement or in any other document, instrument or agreement entered into in connection herewith;

               (b) any breach of any covenant made by SELLERS in this Agreement or in any other document, instrument or agreement entered into in connection herewith which cannot be remedied by SELLERS within a reasonable time after notice of such breach;
               (c) any shareholder or derivative suit brought by shareholders or former shareholders of RALSTON that challenges the execution of this Agreement, the consummation of the transactions contemplated herein, or the retention or distribution by SELLERS of the proceeds from the sale of all of the outstanding CBC Stock;

               (d) the use, possession or ownership by CBC or RALSTON of the Non-productive Assets whether arising out of events occurring before or after Closing, or arising out of the transfer of such property to RALSTON or any of its affiliates or to any third party, including any Taxes resulting from such transfer;

               (e) any breach of the Confidentiality Agreement made by SELLERS in favor of BUYERS dated January, 1995; and

               (f)  the Retained Obligations.

     10.2 OBLIGATION OF SELLERS TO PAY FOR A LOSS:  SELLERS shall pay BUYERS, or
          ---------------------------------------

CBC after Closing for any Loss suffered by such parties as follows:

               (a) Payment in full as incurred with respect to any Loss resulting from (i) a breach of any representation or warranty made in Sections 3.1 through 3.9 of this Agreement, (ii) a breach of any covenant of SELLERS made in this Agreement, (iii) any item or matter which is the responsibility of SELLERS in any other document, instrument or agreement entered into in connection herewith, including the Shareholder Agreement, the Transition Services Agreement, the Tax Sharing Agreement, the Lease Agreements and the Non-Competition Agreement, (iv) any shareholder or derivative suit brought by a shareholder or former shareholder of RALSTON, or (v) the Retained Obligations or the Non-Productive Assets.

               (b) With respect to any other Loss for breach of representations and warranties for which indemnification is sought from SELLERS, SELLERS shall pay BUYERS or, after the Closing, CBC, 50% of all such Losses in excess of $10,000,000; provided, however, that BUYERS must deliver a Notice of Claim within ninety (90) calendar days of the discovery of any such breach.

     10.3      INDEMNIFICATION OF SELLERS:  BUYERS and, after the Closing, CBC,
               --------------------------

jointly and severally, shall indemnify and hold SELLERS, and their nominees, affiliates, officers, directors, employees and agents, harmless against any Loss suffered as a result of: (a) any breach of any representation or warranty made by BUYERS in this Agreement; (b) any breach of any covenant made by BUYERS or, after the Closing, CBC in this Agreement which cannot be remedied by BUYERS within a reasonable time after notice of such breach; (c) any breach of the Confidentiality Agreement; (d) any liability relating to the use, possession or ownership of CBC'S assets, or the conduct of the business of CBC, except to the extent such liability is a Retained Obligation or a Non-Productive Asset; and
(e) any item or matter which is the responsibility of BUYERS in any other document, instrument or agreement entered into in connection herewith, including the Shareholder Agreement, the Transition Services Agreement, the Tax Sharing Agreement and the Lease Agreements.

     10.4 OBLIGATION OF BUYERS TO PAY FOR A LOSS:  The obligation of BUYERS
          --------------------------------------

under Section 10.3 to pay SELLERS for a Loss, or to cause CBC to pay for a Loss, shall be satisfied in full as such obligation is incurred.

     10.5 INDEMNIFICATION PROCEDURE:  Upon obtaining knowledge of a Loss which
          -------------------------

entitles or would entitle an injured party to indemnification absent the provisions of Section 10.2(b), the injured party shall deliver a Notice of Claim to the indemnifying party. The Notice of Claim shall specify in reasonable detail the nature and estimated amount of any such Loss giving rise to the right of indemnification. The indemnifying party shall have thirty (30) Business Days after receipt of the Notice of Claim to notify the injured party whether or not it disputes its liability, or the amount thereof, with such notice setting forth the basis for such objection. Subject to the provisions of Section 10.2(b), if the indemnifying party fails to respond to the injured party within such thirty
(30) Business Days, the indemnifying party shall be deemed to have acknowledged its responsibility for such Loss, and the indemnifying party shall pay and discharge any such Loss which is not contested within sixty (60) Business Days after receipt of the Notice of Claim.

     10.6 THIRD PARTY CLAIMS:  If any party believes it may suffer a Loss that
          ------------------

should be indemnified under this Agreement because of a lawsuit, claim or other action by a third party, such injured party shall deliver a Notice of Claim to the party required to indemnify. The injured party shall be authorized to settle or compromise any third party claim in an amount less than $50,000 prior to delivering the Notice of Claim, provided the settlement is made in good faith. Within thirty (30) days after receipt of a Notice of Claim, the indemnifying party may: (a) acknowledge its liability and elect to assume the defense of the third party claim at its sole cost and expense; or, (b) dispute its liability or the amount claimed in the Notice of Claim. Any contest of a third party claim in which the indemnifying party assumes the defense shall be conducted by attorneys employed by the indemnifying party; provided, that the injured party shall have the right to participate with its own attorneys and at its own cost and expense. If the indemnifying party assumes the defense, such indemnifying party may agree to any monetary settlement it deems in its best interest, but shall not settle any action where the settlement includes an injunction or other order affecting the injured party without the prior approval of the injured party, which shall not be unreasonably withheld. If the indemnifying party does not assume the defense of the third party claim as provided for herein, the injured party shall have the right to defend such claim and effectuate any settlement thereof it deems appropriate, and within fifteen
(15) Business Days of any final resolution, the indemnifying party shall pay the injured party any Loss the injured party suffered.

     10.7 SURVIVAL OF REPRESENTATIONS AND WARRANTIES:  The representations and
          ------------------------------------------

warranties by SELLERS in Sections 3.1 through 3.9 shall survive indefinitely. The representations and warranties of SELLERS in Sections 3.20 (Safe Harbor Lease Agreements) and 3.38 (Taxes) shall survive through the expiration of the applicable statute of limitations which relates to the representation and warranty plus an additional sixty (60) days, and thereafter to the extent a claim is made prior to the expiration of such time. The representations and warranties of SELLERS in Sections 3.27 (Litigation and Claims) and 3.43 (Environmental Matters) shall survive for a period of two (2) years following Closing and thereafter to the extent a claim is made prior to such expiration. All other representations and warranties shall survive for a period of one (1) year following Closing and thereafter to the extent a claim is made prior to such expiration. The representations and warranties of BUYERS in Sections 4.1, 4.2, 4.3 and 4.9 shall survive indefinitely. All other representations and warranties of BUYERS shall survive for a period of one (1) year following Closing and thereafter to the extent a claim is made prior to such expiration. No party shall be entitled to indemnification for breach of any representation and warranty set forth in Articles III and IV of this Agreement unless a Notice of Claim of such breach has been given to the breaching party or parties prior to the termination of the period of survival of such representation and warranty as set forth herein.
     10.8 SURVIVAL OF INDEMNITIES:  The obligations of each party to indemnify
          -----------------------

another party for a Loss arising under this Agreement shall survive the sale or other transfer by a party of any asset or liability transferred, assumed or retained pursuant to this Agreement.

                           ARTICLE XI  -  TERMINATION

     11.1 MUTUAL CONSENT:  This Agreement may be terminated at any time before
          --------------

the Closing by the mutual consent of the SELLERS and the BUYERS.

     11.2 OBLIGATION TO CLOSE:  This Agreement may be terminated by any party
          -------------------

upon giving written notice to the other parties, if the notifying party is not obligated to close pursuant to Article VI of this Agreement.

     11.3 FINAL CLOSING DATE:  This Agreement will terminate if the Closing has
          ------------------

not taken place on or before July 31, 1995.

     11.4 OBLIGATIONS AFTER TERMINATION:
          -----------------------------


          (a) Upon any termination of this Agreement, the parties shall be released from all obligations or liabilities arising hereunder except for:
      (i) liabilities arising from or out of pre-termination breaches hereunder;
     (ii) liabilities arising out of the failure or refusal of a party to consummate the Closing if all conditions precedent have been met or waived; and (iii) obligations arising out of Sections 9.1, 9.2 and 9.17 of this Agreement.
          (b) In the event either party fails or refuses to consummate the Closing of the transactions contemplated herein after all of the Conditions to Closing as set forth in Article VI have been met or waived provided that the Agreement has not otherwise been terminated in accordance herewith, then the defaulting party shall immediately pay to the non-defaulting party Thirty Million Dollars ($30,000,000) in immediately available funds in full payment for all costs, expenses, damages and claims incurred by such non-defaulting party in connection herewith. Notwithstanding anything to the contrary in this Section 11.4(b) or Section 6.1(c), the failure of the IBC shareholders to approve the issuance of the IBC Stock, this Agreement and the transactions contemplated herein shall constitute a default by BUYERS hereunder only in the event the IBC board of directors fails to recommend to the IBC shareholders to vote "for" the approval of the issuance of the IBC Stock, this Agreement and the transactions contemplated herein.

                    ARTICLE XII  -  MISCELLANEOUS PROVISIONS

     12.1 ENTIRE AGREEMENT:  This Agreement, including the attached Schedules
          ----------------

and Exhibits, constitutes the entire agreement between the parties hereto relative to the subject matter hereof, and supersedes all prior written or oral understandings, agreements, conditions, representations or warranties. The Tax Sharing Agreement, as executed and delivered, shall supersede any provisions contained herein which specifically address matters which are the subject matter of the Tax Sharing Agreement.

     12.2 EFFECT OF SUPPLEMENTAL INFORMATION:  Pursuant to Section 5.9 hereof,
          -----------------------------------

the parties have the obligation to supplement their respective Schedules with additional information which is discovered between the date hereof and the Closing and which should have been disclosed on the Schedules hereto. Neither the supplementation of the Schedules pursuant to such obligation nor any disclosure after the date hereof of the untruth of any representation and warranty made in this Agreement shall operate as a cure of any breach of (a) the failure to disclose the information, nor (b) any untrue representation or warranty made herein. Notwithstanding the foregoing, if such supplementation
(i) is consented to in writing by BUYERS, (ii) discloses any fact or set of facts which, either singly or in the aggregate with other facts disclosed in the Schedules, is not, or is not reasonably likely to result in, a Material Adverse Change, or (iii) does not, or is not reasonably likely to, result in additional liability for BUYERS in an amount in excess of $100,000 in the aggregate with all other supplemental information, such supplementation shall be deemed to cure any such untrue representation or warranty, and such representation or warranty, as so supplemented, shall be deemed to have been amended accordingly.

     12.3 CHOICE OF LAW:  This Agreement shall be construed under and in
          -------------

accordance with the laws of the State of Missouri without giving effect to the conflict of laws provisions thereof; provided, however, that all matters relating to the internal affairs of INTERSTATE, BRANDS, VCS and CBC shall be governed by the laws of the State of Delaware.

     12.4 VENUE:  Any action or legal proceedings to enforce this Agreement or
          -----

any of its terms, or for indemnification and the recovery of any Loss by a party, may be brought and prosecuted in such court or courts located in the Eastern District of Missouri as provided by law, and the parties to this Agreement consent to the jurisdiction of said court or courts and to service of process by registered mail, return receipt requested, or by any other manner provided by Missouri law. BUYERS hereby consent and agree that, following Closing, service upon CBC shall constitute good service upon both CBC and BUYERS.

     12.5 NOTICES:  Any notice or other communication required or permitted
          -------

hereunder shall be deemed sufficiently given if sent by registered or certified mail, return receipt requested, and addressed as follows (the address for any party may be changed by giving notice thereof to the other parties):

     If to RALSTON or VCS:
                                   Office of the General Counsel
                                   Ralston Purina Company
                                   Checkerboard Square
                                   St. Louis, MO 63164
                                   Attn.:  James M. Neville, Esq.

     If to CBC (prior to the Closing):
                                   Office of the General Counsel
                                   Continental Baking Company
                                   Checkerboard Square
                                   St. Louis, MO 63164

     If to BUYERS or CBC (after the Closing):
                                   Office of the General Counsel
                                   Interstate Bakeries Corporation
                                   12 East Armour Boulevard
                                   Kansas City, MO 64111
                                   Attn.: Ray Sandy Sutton, Esq.

     With a Copy to:               Shook, Hardy & Bacon P.C.
                                   One Kansas City Place
                                   1200 Main Street, Suite 3100
                                   Kansas City, MO 64105
                                   Attn.:  Jennings J. Newcom, Esq.

     12.6 EFFECTIVE DATE OF NOTICE:  Any notice or communication shall be deemed
          ------------------------

to have been given on the next Business Day if sent by Federal Express or a similar overnight delivery service, or on the third Business Day if sent by ordinary U.S. mail service.

     12.7 AMENDMENTS:  No changes, modifications, amendments or additions shall
          ----------

be valid unless such be made in writing and signed by or on behalf of each party.

     12.8 GENDER AND NUMBER:  Where appropriate in this Agreement, the masculine
          -----------------

pronoun shall include the feminine or neuter, and the singular shall include the plural.

     12.9 ASSIGNMENTS:  No party hereto may assign this Agreement or any rights
          -----------

or obligations hereunder except to the extent that written authorization for such assignment is given by the other parties prior to such assignment.

     12.10     HEADINGS AND CAPTIONS:  All headings and captions used in the
               ---------------------

Table of Contents and all section, Schedule and Exhibit headings and captions used in this Agreement are for convenience only, and shall not be construed to either limit or broaden the language of this Agreement or any particular section.

     12.11     SCHEDULES AND EXHIBITS:  The inclusion of any information in any
               ----------------------

Schedule or Exhibit attached hereto shall not be deemed to be an admission or acknowledgment that such information is material to the transaction, or represents matters that are outside the ordinary course of business. The Schedules and Exhibits attached hereto are incorporated herein by reference and are made a part hereof for all purposes.

     12.12     SEVERABILITY:  The invalidity or unenforceability of any
               ------------

provision hereof in any jurisdiction shall not affect the validity or enforceability of the remainder hereof in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. To the extent permitted by applicable law, each party waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible.

     12.13     COUNTERPARTS:  This Agreement may be executed simultaneously in
               ------------

two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     12.14     REMEDIES CUMULATIVE:  Except as otherwise expressly limited
               -------------------

herein, the remedies given to any party by this Agreement shall be in addition to all remedies under any statute or rule of law. Any forbearance or failure or delay in exercising any remedy hereunder shall not be deemed to be a waiver of any other remedy a party may be entitled to under this Agreement.

     12.15     THIRD PARTY BENEFICIARIES:  This Agreement is not intended to
               -------------------------

confer upon any non-party any rights or remedies hereunder. Any representation or warranty made by SELLERS in this Agreement is made to BUYERS alone, and solely for the purposes of selling the CBC Stock, and SELLERS have not made, and make no representation or warranty to any person other than BUYERS. Any representation or warranty made by BUYERS in this Agreement is made to SELLERS alone, and solely for the purpose of purchasing the CBC Stock, and the BUYERS have not made, and make no representation or warranty to any person other than the SELLERS.

     12.16     BINDING AGREEMENT:  This Agreement shall be deemed effective and
               -----------------

legally binding upon the parties when it has been executed and delivered by all parties hereto. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assignees.
           IN WITNESS WHEREOF, the parties have executed this Agreement by an officer thereunto duly authorized, all as of the day and year first above written.

ATTEST:                            RALSTON PURINA COMPANY


By:  /s/ James M. Neville               By:  /s/ William P. Stiritz
   --------------------------------        -------------------------------------

Name:      James M. Neville                  Name:     William P. Stiritz
Title:     Vice-President, General           Title:    Chairman of the Board,
            Counsel and Secretary                      President and Chief
                                                       Executive Officer


ATTEST:                            VCS HOLDING COMPANY


By:  /s/ T. L. Grosch                   By:  /s/ James R. Elsesser
   --------------------------------        -------------------------------------

Name:      T. L. Grosch                      Name:     James R. Elsesser
Title:     Secretary                         Title:    Chairman of the Board,
                                                       President and Chief
                                                       Executive Officer

ATTEST:                            INTERSTATE BAKERIES CORPORATION


By:  /s/ Ray Sandy Sutton               By:  /s/Charles A. Sullivan
   --------------------------------        -------------------------------------

Name:      Ray Sandy Sutton                  Name:     Charles A. Sullivan
Title:     Vice President, Secretary         Title:    Chairman of the Board and
            and General Counsel                        Chief Executive Officer


ATTEST:                            INTERSTATE BRANDS CORPORATION


By:  /s/ Ray Sandy Sutton               By:  /s/ Charles A. Sullivan
   --------------------------------        --------------------------------

Name:      Ray Sandy Sutton                  Name:     Charles A. Sullivan
Title:     Vice President, Secretary         Title:    Chairman of the Board,
            and General Counsel                        President and
                                                       Chief Executive Officer


ATTEST:                            CONTINENTAL BAKING COMPANY


By:  /s/ T.L. Grosch                    By:  /s/ Jay W. Brown
   --------------------------------        --------------------------------

Name:       T.L. Grosch                 Name:     Jay W. Brown
Title:      Assistant Secretary         Title:    Chairman of the Board and
                                                  Chief Executive Officer